Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Exhibit 3.1

[Translation for informational purposes only]

CORPORATE BYLAWS1

CHAPTER ONE

CORPORATE NAME, ADDRESS, PURPOSE, DURATION

AND NATIONALITY

ARTICLE ONE. - Corporate Name. - The Company is called “GRUPO AEROMEXICO”, and it must always be followed by the words “SOCIEDAD ANONIMA BURSATIL DE CAPITAL VARIABLE”, or their abbreviation “S.A.B. DE C.V.” (the “Company”).

ARTICLE TWO. - Address. - The address of the Company is in Mexico City. The Company may establish offices, workshops, plants, warehouses, agencies or branches in any other place of the United Mexican States (“Mexico”) or abroad. Stating conventional addresses shall not mean, in any way, a change to the corporate address.

ARTICLE THREE. - Corporate Purpose. - The purpose of the Company is:

(a). - To promote, incorporate, organize, exploit and participate in the capital and assets of all types of business or civil companies, associations or industrial companies, commercial or service companies, or of any other kind, both domestic and foreign, and to participate in their administration or liquidation;

(b). - Acquire, under any legal title, shares, interest, or equity interest, in any type of commercial or civil companies, either being part thereof during their incorporation, or subsequently, as well as to sell, transfer, negotiate such shares, interest or equity interest, including all types of credit instruments;

(c). - Provide, hire and receive all types of technical, consultancy and advisory services, and execute contracts or agreements for the performance of such purposes;

(d). - Assume any obligation on its own or through third parties, issue, subscribe, endorse, grant and object to all types of credit instruments, provide grantors, surety bonds, security interest, personal guarantees, on its own or through third parties, to assume joint and several obligations, and subscribe any other title or document allowed by law, with the participation, if applicable, of national and foreign persons and institutions, if required by law;

(e). - Acquire, issue and offer securities to the public, under applicable provisions;

(f). - Acquire, dispose of, lease, sublease and grant rights of use, enjoyment and disposal, and in general the use of any property, real estate or other, including the components and accessories thereof;

(g). - Execute any contract and agreement with local, municipal or federal governments and authorities, with any legal entity, either private or public, including the affiliates and subsidiaries of the Company, and with national or foreign individuals;

(h). - Execute transactions with all types of securities and derivative financial transactions;

(i). - Register, purchase, lease, assign, renew, verify the use and dispose of brands, patents, certificates of invention, commercial names, industrial drawings, commercial notices, registration of models, copyright, inventions and processes;

[1]

Note to Draft: These bylaws are subject to the authorizations of the Mexican Banking and Securities Commission and Mexican Foreign Investment Commission. Such authorizations are expected to be obtained on or prior to the closing of the offering.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(j). - Establish, lease, operate and own, plants, workshops, warehouses, offices, facilities and agencies in Mexico or abroad;

(k). - Act as commission agent or mediator, and accept the performance of negotiations of any kind;

(l). - Take insurance with national or foreign companies;

(m). - Participate in any type of bids, either national or international, even those performed through electronic means, of the Federal Government, local or municipal governments, autonomous or decentralized public bodies, as well as any entity or agency thereof; and

(n). - In general, perform all types of acts, execute all types of contracts and agreements, as well as transactions of any nature under applicable laws.

ARTICLE FOUR. - Duration. - The duration of the Company shall be indefinite.

ARTICLE FIVE. - Nationality.

The Company is Mexican.

Shareholders may be Mexican or of any other nationality. Current or future foreign shareholders of the Company formally undertake before the Ministry of Foreign Affairs and the Ministry of Economy to be considered as national, regarding the shares of the Company that they acquire or which they hold, as well as the assets, rights, concessions, participation, or interest that the Company owns, or the rights and obligations that result from agreements with Mexican authorities to which the Company is a party, and not to invoke the protection of their government under penalty, otherwise, of losing the shares issued by this Company, which they may have acquired, to the benefit of the Nation. The covenant provided in this article shall be considered agreed before the Ministry of Foreign Affairs and the Ministry of Economy, due to the simple fact of being included in these corporate bylaws.

CHAPTER TWO.

CAPITAL STOCK, AMENDMENTS TO THE CAPITAL STOCK AND SHARES

ARTICLE SIX. - Capital Stock; Neutral Investment.

I. Capital Stock.

a) The capital of the Company is variable.

b) The minimum fixed capital stock is TWENTY-THREE THOUSAND EIGHT HUNDRED AND SIXTY-ONE PESOS AND 68/100 ($23,861.68), represented by FIVE THOUSAND (5,000) shares with no par value.

c) The minimum or fixed and variable capital stock is represented by Series A shares and Series B shares, each of which will be nominative and without expression of nominal value, and may be subscribed to or acquired by individuals or legal entities.

d) Series A shares will represent, at all times, at least 10% (ten percent) of the social capital, and Series B shares will represent, at all times, no more than 90% (ninety percent) of the social capital. Series A shares of the social capital will be convertible into Series B shares, upon written request from their holders addressed to the Secretary of the Board of Directors of the Company, with at least 15 (fifteen) days’ notice of the proposed conversion date, with the understanding that Series A shares will only be convertible into Series B shares of the Company in a number of Series B shares equal to that which is possible to ensure that Series A shares, in no case, represent less than 10% (ten percent) of the social capital; conversion requests will be made pro rata, rounding up any figure greater than 0.5 (zero point five).

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

e) Series A shares may only be acquired by Mexican investors, as provided for by the Foreign Investment Law; Series B shares will be freely subscribed and may be acquired by foreign investors, in accordance with the provisions of the Foreign Investment Law and of these bylaws, and subject to the provisions of this Article Six.

f) Series B shares will be “special” (whose special nature is considered solely for the purposes of the Foreign Investment Law), of the same series, and will be freely subscribed, identified as Series B, representing a maximum of 90% (ninety percent) of the Company’s shares.

g) Since the Company is a public limited company, governed by the Securities Market Act, and in such companies the withdrawal right does not govern, as provided in the last paragraph of Article 50 of the Securities Market Act, it is agreed that there shall be no distinction between shares that represent the fixed capital and those that represent the variable capital. The Company shall inform the amount of its minimum fixed capital and its paid capital in its share certificates or in its share provisional certificates.

h) The Board of Directors shall inform annually, at the Annual General Ordinary Shareholders’ Meeting of each fiscal year: (i) the number of own shares that the Company had purchased and if they have been listed again; (ii) the capital amount; (iii) the number of outstanding Series A and Series B shares at closing of the previous fiscal year; and (iv) the use made of the powers granted thereto in this clause. This obligation is independent of the disclosure obligations to which the company might be subject to.

II. Neutral Investment.

a) Regulatory Framework. - It is an important reason of the will of the Company and its Shareholders that the Bylaws and the shareholding of the Company are in full accordance with the laws, regulations and standards in general on foreign investment matters (the “Regulatory Framework”). In view of the above:

(i). Interpretation according to the Regulatory Framework. - Regardless of the literality or the context, these Bylaws in general, and each of its provisions, specifically, shall be interpreted in the sense that adheres to a greater extent to the Regulatory Framework;

(ii). Invalid Stipulations. - Further still, in case that any stipulation of these Bylaws is contrary to the Regulatory Framework, said stipulation shall not take effect only in what contradicts the Regulatory Framework and, if necessary, it shall be replaced by another one that is consistent with said Regulatory Framework, which shall have retroactive effects;

(iii). Cooperation. - Additionally, the shareholders and the Company undertake to cooperate with the purpose of complying with the Regulatory Framework at all times, including without limitation, modifying these Bylaws as necessary;

(iv). Consistent Acting. - Shareholders undertake to perform all the necessary or convenient acts within their reach, in order for these Bylaws not to be considered contrary to the Regulatory Framework, and to refrain from performing those acts that could result in these Bylaws being considered as contrary to the Regulatory Framework; and

(v). Hierarchy. - The contents of this item of Article Six shall prevail over any other stipulation of these Bylaws.

b) Neutral Shares. In case that there are, at any time, shareholders that are “Foreign Investors”, or that are Mexican companies with a majority of foreign capital, or controlled by foreign investment (as such terms are defined in Article 2 of the Foreign Investment Law) (“Foreign Shareholders”), such Foreign

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Shareholders shall not be allowed to acquire any Series A shares, and the Series B shares held by said shareholders, under the Regulatory Framework and within the reach of the foreign and neutral investment authorizations issued in favor of the Company by the competent authorities, shall be automatically considered, and without the need for any subsequent act, as “neutral investment”, and they shall only grant their holders the rights stated below: (i) Rights provided in the Securities Market Act (Ley del Mercado de Valores) and Minority Rights -The minority rights granted by the Securities Market Act (Ley del Mercado de Valores) including the following minority rights, in all cases to the extent to which they reach the percentages required by the Securities Market Act, as the case may be: (a) the right to exercise action for liability for the benefit of the Company contemplated in Article 38 of the Securities Market Act; (x) In terms of Article 50 of the Securities Market Act the right to: (a) appoint and revoke a member of the Board of Directors [b] to request a call to a General Shareholders’ Meeting, and [c] to request the postponement of the vote on any matter on which they do not consider themselves to be sufficiently informed; (y) As provided in Article 51 of the Securities Market Act, the right to judicially object the resolutions of the General Meetings; and (z) The right to exercise action for damages, as provided in Article 52 of the Securities Market Act, as set forth in Article 38 of such Law.

c) Ordinary and Extraordinary Meetings. - Without prejudice to the minority rights granted in items a) above and d) below, the shareholder that are classified as Foreign Shareholders will have the right to appear at the Ordinary and Extraordinary Shareholders’ Meetings and to vote the shares that they hold, up to a maximum (individually and in total, regarding all shareholders qualifying as Foreign Shareholders that appear at the relevant Meeting) equivalent to 49% of the total Series A and Series B shares with voting rights represented at the Meeting, held by shareholders that are not Foreign Shareholders (the “Maximum Percentage”), with the understanding that Series A shares representing the social capital must be present or represented at the Shareholders’ Meeting in question. The rest of the shares, held by Foreign Shareholders that exceed the Maximum Percentage which their voting right has been exercised by Foreign Shareholders, shall be considered as voted in the same way as the majority of the shares held by Mexican shareholders’. For these purposes, in case that more than one of the Foreign Shareholders intend to exercise their full right to vote, as provided in this item, Foreign Shareholders may exercise their rights up to the pro-rated part of the Maximum Percentage that corresponds thereto, regarding the rest of the Foreign Shareholders that appear at the Meeting.

d) Special Cases. - The Foreign Shareholders shall have the right to attend and vote in any Shareholders’ Meetings (either Ordinary, Extraordinary or Special) where it is intended to agree on issues that may affect the rights of those Foreign Shareholders.

Such representatives “neutral investment” shares, shall not count for the purpose of determining the amount of foreign investment participation in the capital stock of the Company, as provided in the Foreign Investment Law.

In case that such shares representing neutral investment are transferred to a shareholder, other than a Foreign Shareholder, such shares shall be, automatically and without the need for a subsequent act, considered as shares with full voting rights.

For the sake of clarity, the Shares held by Foreign Shareholders (Series B exclusively), regardless of whether they are “neutral investment” or not, under no circumstances may exceed 90% (ninety percent) of the shares representing the capital stock of the Company. Shares that exceed that 90% (ninety percent) must be Series A shares and, at all times, be the property of Mexican investors, either through Mexican individuals, Mexican corporations with a foreigner exclusion clause or with a majority of Mexican capital and controlled by Mexican investors, and/or by vehicles (trusts) that derive benefits to Mexican individuals predominantly, Mexican corporations with a foreigner exclusion clause or Mexican companies with majority of Mexican capital and controlled by Mexican investors.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

III. Information to the General Directorate of Foreign Investment and the National Registry of Foreign Investments. - The Company shall provide to the General Directorate of Foreign Investment (“DGIE”) and to the National Registry of Foreign Investments (“RNIE”) any information requested therefrom within the Regulatory Framework, from time to time, by said authorities, to verify compliance with the provisions of these bylaws, and within the next 30 calendar days after each Meeting, but in any case, at least once a year: (i) information about the participation percentage of Foreign Shareholders in the capital of the Company on the date when the aforementioned certificates have been received; and information about the participation of Grupo Aeroméxico in its different subsidiaries.

Additionally, the Company shall provide to the DGIE the number of shares, and their Series (A or B) subject matter of all share transfers authorized by the Board of Director, in accordance with the limitations established in these bylaws, within the next 30 calendar days as of the authorization date.

IV. Control. The control of the Company shall always be in charge of Mexican individuals, Mexican legal entities with foreigner exclusion clause, or with a majority of Mexican capital, and controlled thereby, and/or by vehicles (trusts) that result in benefits for Mexican individuals predominantly, Mexican companies with foreigner exclusion clause, or Mexican companies with a majority of Mexican capital and controlled thereby; therefore, the Company shall inform and guarantee, through the necessary statutory or contractual mechanisms, that the control may not be transferred, at any time, and under any circumstances, to foreign shareholders, individually or collectively, de jure or de facto, in any way, as provided in the last paragraph of Article 4 and in Article 7, fraction III, and the last paragraph of the same Article of the Foreign Investment Act.

It shall be considered that a trust represents Mexican investment when at least fifty-one percent (51%) of its benefits are for Mexican individuals (directly or through funds or investment companies specialized in retirement funds, incorporated in Mexico, which ultimate beneficiaries represent at least fifty-one percent (51%) of Mexican individuals), (ii) Mexican companies with foreigner exclusion clause, or (iii) Mexican companies with foreigner admission clause, but with a majority of Mexican capital, and controlled thereby, a situation that must be proven before the relevant corporate bodies.

The foregoing shall be proven in the following way: (i) in the case of individuals, with a document that proves their nationality; (ii) in the case of legal entities, with foreigner exclusion clause, with their valid corporate bylaws that establish said clause; (iii) in the case of legal entities with a majority of Mexican capital and controlled thereby, through their valid corporate bylaws, and a certificate of their shareholding, issued by the person empowered therefor (and they shall have to add the public instrument that proves said situation); and (iv) in the case of trusts, through the trust agreement, and a certificate from the trustee, the technical committee, or the relevant trust manager, proving that the control of the trust and, at least, 51% of the benefits of said trust result to the benefit of Mexican investment (i.e., Mexican individuals, Mexican legal entities with foreigner exclusion clause, or with foreigner admission clause, but with a majority of Mexican capital, and controlled thereby, according to the scope of applicable provisions in the Foreign Investment Law and its Regulations).

It shall only be considered as Mexican investment the one made by shareholders that comply with the requirements established in the previous paragraphs. In case that the Company does not have information to determine the quality of the investment as Mexican, or if all the requirements provided in the previous paragraphs are not met, it shall be considered as neutral investment, and its participation in the company shall be governed under such terms. Mexican shareholders shall be Mexican individuals, Mexican legal entities with foreigner exclusion clause, or with foreigner admission clause, but with a majority of Mexican capital, and controlled thereby, or trusts or vehicles that prove that they represent Mexican investment, as provided in the previous paragraph.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

In addition to the obligations and limitations to which the Company is subject pursuant to the Regulatory Framework and before the DGIE, RNIE and other competent regulatory authorities, and without prejudice to the provisions set forth in the preceding sections of this Article Six and other applicable provisions of these bylaws, the Company acknowledges its obligations, as issuer of the shares representing its capital stock, to observe and enforce the Joint Plan of Reorganization of the Company and its annexes, and its implementation, pursuant to the Plan itself, entered into under the restructuring proceeding to which the Company was subject too, under Chapter 11 of the Bankruptcy Code of the United States of America, which was duly approved by the United States Bankruptcy Court Southern District of New York through Confirmation Order dated February 4, 2022, which became effective on march 17, 2022, including, without limitation, the provisions of Article IV of the Plan, including, without limitation, sections 4.12 and 4.13, thereof regarding the implementation of corporate governance rights of shareholders, which provisions are at all times consistent with any and all of the Company’s additional obligations under the Framework, including, without limitation, its obligations, limitations and restrictions on foreign investment arising from federal authorizations, permits and concessions granted to the Company to comply with its corporate purpose.

ARTICLE SEVEN. - Limitations to the purchase of shares.

I. - Measures to prevent the purchase of shares.

As provided in Article 48 of the Securities Market Act, it is established as a measure to prevent the purchase of shares that grant the control of the Company by third parties or shareholders themselves, either directly or indirectly, according to Article 130 of the General Business Corporations Act, that each share transaction in which a person or group of persons intends to accrue, in one or several operations, simultaneously or subsequently, two point five percent (2.5%) or more of the outstanding shares of the Company, even in those cases that already have a two point five percent (2.5%) shareholding or more, requires prior authorization from the Board of Directors, in the understanding that (i) Series A shares must represent at all times no less than 10% (ten percent) of the social capital and can only be acquired by Mexican investors in accordance with the Foreign Investment Law and these bylaws, (ii) Series B shares shall be freely subscribed, but they shall not represent, at any time, more than 90% (ninety percent) of the social capital, and shall have limited voting rights up to the Maximum Percentage, in accordance with Article Six, being considered “neutral investment,” and (iii) for the approval of any acquisition by direct or indirect competitors of the Company or its subsidiaries or affiliates, an approval of at least seventy-five percent (75%) of the total number of directors without any conflict of interest shall be required). In that order, in accordance with the provisions of article 3 and other related and applicable articles of the Foreign Investment Law, the control of the Company must be held by the Mexican investment, so that any voting mechanism or association that may imply the granting of control to the foreign or neutral investment will be null and void and, as a result, no authorization provided for in this Article Seventh may have the consequence of (i) allowing a foreign investor to acquire Series A shares, nor of having Series A shares represent less than 10% (ten percent) of the social capital, and (ii) allowing Series B shares to represent more than 90% (ninety percent) of the social capital or grant voting rights to foreign investment in excess of the Maximum Percentage.

The provisions of the previous paragraph apply without limitation to: (i) the purchase or acquisition, through any title or means, of (y) shares representing the capital stock of the Company, or (z) other equivalent securities or rights, including without limitation, ordinary participation certificates, which underlying value are shares issued by the Company, share deposit receipts, or any other document that represents rights over shares of the Company, or shares issued in the future (the “Equivalent Securities”); (ii) the purchase or acquisition of any type of rights corresponding to the holders of the shares, or of shares issued in the future; (iii) any contract, agreement or legal act that (a) is intended to be entered into regarding voting rights in one or more Shareholders’ Meetings of the Company, each time that the number of votes counted together results in a number that equals or exceeds a percentage of the total amount of shares of

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

the Company equal or over 2.5% (two point five percent) of the Company’s capital or another multiple of 2.5% (two point five percent) of the Company’s Capital, or (b) that results in the transfer of any of the rights that correspond to shareholders or holders of securities which underlying assets are shares representing the capital stock of the Company, including instruments or derivative financial transactions that may be settled in kind, as well as acts that imply the loss or limitation of the voting rights granted by the shares representing the capital stock of the Company that contravene what is provided in the prior paragraph, and (iv) purchases or acquisitions intended to be performed by one or more interested parties, acting together, or that are linked together, de jure or de facto, to make decisions as a group, association of persons, or consortia. Prior favorable written agreement of the Board of Directors, regarding this Article, shall be required, interchangeably and without being relevant, if the purchase or acquisition of shares, securities and/or rights, is intended to be performed within or outside the stock market, directly or indirectly, through any other modalities or legal acts, in one or more transactions of any legal nature, simultaneous or successive, in Mexico or abroad. Prior written agreement from the Board of Directors shall also be required for the execution of agreements, contracts and any other legal acts of any nature, oral or written, under which vote association mechanisms or agreements, to be exercised in one or several Shareholders’ Meetings of the Company, every time that the number of grouped votes results in a number equal to or greater than any percentage of the total of shares representing the capital stock of the Company that is equal to or greater than two point five percent (2.5%) or another multiple of two point five percent (2.5%) of the capital stock, with the understanding that no agreement authorized by the Board of Directors may result in (i) foreign investment gaining control of the Company, (ii) foreign investment exercising voting rights with respect to Series A shares, or (iii) foreign investment voting Series B shares beyond the Maximum Percentage; any resolution that contradicts Mexican investment controlling the Company shall be null and void. It shall not be understood as an agreement of this nature an agreement reached by shareholders individually or jointly, on a temporary basis and regard to one or several Shareholders Meetings, for (i) the appointment of minority Directors (as long as foreign investment does not appoint more than 49% of the Directors), (ii) requesting the chairperson of the Board of Directors, or the Audit and Corporate Practices Committee, to call a Shareholders’ Meeting; and (iii) request to postpone, only once, for three (3) calendar days, and without the need for a new call, voting on any matter regarding which they do not consider themselves to be sufficiently informed. Said agreements shall be subject to the provisions of the Securities Market Act, and they may not be opposable to the Company in detriment of the rest of the shareholders of asset or business interests of the Company. -The written request for the acquisition, or the voting agreement, must be submitted by the interested party or parties to the consideration of the Board of Directors of the Company, and it must be delivered to the chairperson of the Board of Directors, with a copy to the secretary, in the understanding that in case it is false, applicants and their representatives shall incur in the relevant criminal sanctions, and shall be responsible for the damages they cause, including non-pecuniary damage, that they cause the Company, its subsidiaries and affiliates. The corresponding application shall cease to be considered, and any approval, acquisition, or agreement obtained based on false information shall be retroactively null and void by operation of law. The non-complying party shall be obligated, and the Company shall have the right to take necessary measures to render the relevant operation null and void. Said request must include at least, without limitation, the following information, which shall be provided under affirmation: (i) the number and series of the shares involved, and the legal nature of the act or acts intended to be performed; (ii) applicants identity and nationality, stating if they act on their own or on behalf of others, whether as principals, shareholders, commission agents, trustees, trustors, beneficiaries, members of the Technical Committee or its equivalent, third-party agents, if they act in representation or not of third parties, or third parties in Mexico, or abroad, and if the third parties for whom they act fall within the definition of “Foreign Shareholder” contained in these bylaws; (iii) the identity and nationality of the partners, shareholders, principals, trustees, trustors, beneficiaries, members of the Technical Committee or its equivalent, assignees and applicants’ agents, in Mexico or abroad, and if each of them qualifies as a Mexican investor or a foreign investor; (iv) the identity and nationality of those who control the applicants, directly or indirectly, through commission agents, trustees, trustors and other entities or affiliated persons in paragraphs (i) and (ii) above, and if each of them qualifies as a Mexican investor or a foreign investor.;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(v) who among those previously mentioned are spouses, or are relatives by blood, affinity, or by adoption, up to the fourth degree; (vi) who among all those previously mentioned are competitors of this Company, or its subsidiaries and affiliates or not; and if they have or not any legal or economical relation de facto, with a competitor, client, supplier, creditor or shareholder of at least two point five percent (2.5%) of the capital stock of the Company, its subsidiaries or affiliates; (vii) individual participations that applicants, and all those previously mentioned have, directly or indirectly, in the shares, securities, rights and mechanisms or vote association agreements mentioned in this Article; (viii) the origin of the economic resources intended to be used to pay for the transactions subject matter of the request, specifying the identity, nationality (if they are Mexican investors or foreign investors) and other relevant information of those who provide or shall provide said resources, explaining the legal nature and terms of said financing or contribution, including the description of any type of guarantee, which if applicable will be granted and any conditions to which said financing is subject, as well as disclosing, to the satisfaction of the relevant corporate body, the creditworthiness of the person providing the funds and the conditions to which the disbursement or provision of the funds is subject; and also disclosing if this person or persons are, directly or indirectly, competitors of the Company of its subsidiary or affiliate companies; or if they have or not, a legal, economical or de facto relationship with a competitor, client, supplier, creditor or shareholder that holds at least two point five percent (2.5%) of the capital stock of the Company, its subsidiaries or affiliates; (ix) the price that is intended to be paid to the shareholders of the Company and whether such price includes a premium above the market price; (x) if the applicant intends to appoint directors to the Company and contribute to the operation of the Company, stating the added value they intend to bring to the Company; (xi) the purposes sought through the transaction or transactions intended to be performed (even if there is an intention to acquire additional shares or Equivalent Securities, of any nature, or participate in additional vote association mechanisms or agreements) and who among the applicants have the intention of continuing acquiring, directly or indirectly, additional shares and rights to those mentioned in the request and, if applicable, the holding or voting percentage intended to be reached; and if they wish or not to acquire thirty percent (30%) or more of the capital stock, or the control of the Company by share acquisition, vote association mechanisms, or agreements, or by any other means; (xii) the agreements they have entered into or would be in a position to enter into with the Company and its shareholders in connection with the acquisition for which they are seeking authorization; and (xiii) if applicable, any other additional information or documentation required by the Board of Directors to adopt the resolution. The additional information or documentation mentioned in item (xiii) above, may be requested by the Board of Directors subsequent to the submission of the application.

The Company may not take steps to make ineffective the exercise of the acquiring party’s asset rights, nor that contravene what is stipulated by law for mandatory public acquisition offers, which shall in no event be understood to occur if the Board of Directors requests additional information from the applicant or third parties to fulfill their duties of care and loyalty or to comply with the terms and conditions of these bylaws. Notwithstanding, without prejudice to other envisaged sanctions each one of the persons that acquires shares or Equivalent Securities, in violation of the provisions of this Article, shall be bound to pay the Company liquidated damages in an amount equivalent to the price of all the shares or Equivalent Securities they hold, directly or indirectly, or that have been subject to a forbidden transaction. In case that the transactions that originated the acquisition of a percentage of shares or Equivalent Securities in violation of this Article had been performed free of charge, liquidated damages shall be equivalent to the market value of said shares or Equivalent Securities at closing of the market on the day when the transaction took place, provided that the authorization mentioned in this Article did not take place.

Also, if purchases or acquisitions of shares are performed, or if agreements of the type restricted herein are executed without complying with the requirement of obtaining prior written agreement from the Board of Directors of the Company or the public acquisition offer indicated in Section II of this article, the shares, securities and right, subject matter of said purchases, acquisitions or agreements, shall not grant any right or power to vote in the Shareholders’ Meetings of the Company, and neither may the corporate rights

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

corresponding to the shares or rights may be exercised. Therefore, in these cases, the Company shall not register or acknowledge, or grant any value to the share deposit certificates issued by any credit institution or for the deposit of securities in Mexico or abroad, to prove the attendance or voting right to a Meeting. Neither shall such shares, rights or securities be recorded in the stock transfer book that the Company keeps to such effect; or if applicable, the Company shall cancel their registration in the stock transfer book of the Company, and it shall inform the chairperson of the Board of Directors of the Company about such transfer.

Holders and owners of any series of shares representing the paid capital stock of the Company, and of the securities, documents, contracts and agreements mentioned in this Article, simply by being so, expressly agree to comply with the provisions of this Article and with the resolutions of the Board of Directors of the Company taken in accordance hereof. They also agree that the Board of Directors shall perform all types of investigations and requests for information to verify compliance with this Article and, if applicable, compliance with applicable legal provisions at the time.

The Board of Directors, when performing the relevant determination, as provided in this Article, may assess, among other aspects: (i) the benefit that would be expected for the development of the Company, (ii) if applicable, the price at which the shares are intended to be acquired and whether there is a premium above their market value, (iii) the impact on the liquidity of the shares that are not the subject of the acquisition, (iv) the increase that could result in the value of the shareholders’ investment, (v) due protection of minority shareholders, other than those qualified, (vi) if the intended purchaser or acquirer (or party to the vote association mechanisms or agreements) is a direct or indirect competitor of the Company, or of its subsidiaries and affiliates, or if it is related to competitors of the Company or of its subsidiaries or affiliates, (vii) that applicant has complied with the requirements provided in this Article to request authorization for each two point five percent (2.5%) of capital stock that it acquires, and all other applicable legal requirements, (viii) trustworthiness and solvency of the interested parties, (ix) the protection of the rights of the employees of the Company and its subsidiaries, (x) to maintain the operational viability of the Company, (xi) keeping an appropriate base of investors (xii) that no shareholders of the Company, other that the person that intends to obtain control, are excluded from the economic benefits that result from the application of this clause, if applicable, and (xiii) all the other requirements that the Board of Directors deems appropriate. In all cases, the Board of Directors will follow an appropriate process and take the necessary time to ensure that the shareholders are informed and, at the appropriate time, evaluate whether the acquisition of the relevant block is in their best interest, as this decision ultimately rests with the shareholders of the Company.

If the Board of Directors, under the terms hereof, denies authorization for the acquisition of shares or Equivalent Securities mentioned herein, it may appoint one or more buyers of said shares, who shall pay to the interested party the relevant price using as base the last price registered in the Stock Exchange at closing of the previous business day to the date when the Board makes such appointment. In case that the shares have not been registered in the National Securities Registry, the price to be paid shall be determined through an assessment performed by a third party, selected by the Board to determine the price of said shares.

The Board of Directors shall resolve the requests mentioned in this Article ninety (90) calendar days after the date when the request or requests were submitted. In any case, if the Board of Directors does not resolve the request or requests within the aforementioned term, it shall be considered that it has resolved in a negative way, rejecting the authorization, in any case, such period shall be counted from the date on which the Board of Directors has in its possession complete information from the applicant and the information necessary to make a decision. The Board of Directors, subject to the provisions of the applicable legislation, may withhold the disclosure of any event in question to the investing public, due to it being an unconsummated, confidential, and/or strategic matter of the Company.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

For the purposes of this Article, the acquisition of shares or Equivalent Securities includes, furthermore, their property or co-property, usufruct, naked ownership, loan, securities repurchase, lien, fiduciary title, or rights resulting from trusts, or similar figures under Mexican laws, or foreign laws; the power to exercise or to be able to determine the exercise of any right as shareholders, or as if they were shareholders, the power to determine the disposal or transfer in any way of shares or Equivalent Securities, or being entitled to receive the benefits or proceedings of the disposal, sale and usufruct of the shares or Equivalent Securities.

To determine if the percentages and amounts mentioned in this Article are reached or exceeded, the shares or Equivalent Securities held or owned by the persons and the group of persons that they belong to, shall be grouped.

Except if the transfer results in an acquisition by a competitor of the Company or its Affiliates, the provisions of this Article shall not apply to: (i) transfers through successions, (ii) transfers to Affiliates, (iii) transfers that must be performed in accordance with a government order, (iv) increases to the percentages or shareholding due to decreases or increases of capital stock agreed by the General Shareholders’ Meeting of the Company, and (v) transfers to any trust for the benefit of employees and executives of the Company, including stock option plans, share plans, or similar arrangements. For the purpose of these corporate bylaws, the Term “Affiliate” means, with respect to any person or trust, the person that directly or indirectly controls, is controlled by, or is under common control with said person, including any subsidiary thereof.

The Board of Directors may determine if more than one person is acting in a joint or coordinated way for the purposes regulated in this Article. In case that the Board of Directors adopts said determination, the persons in question shall be considered as a single person for the purposes of this Article.

The provisions contained in this article do not preclude in any way, and they apply in addition to the notices and/or authorizations that potential acquirers must submit or obtain according to valid regulatory provisions.

II. - Mandatory public acquisition offers.

The individual or group of individuals seeking to acquire or attain, by any means, directly or indirectly, ownership of 30% or more of the common shares of the Company (either directly or through any securities representing them or with respect to which the shares are underlying securities), whether within or outside a stock exchange, through one or multiple transactions of any nature, simultaneous or successive, shall be obligated to carry out the acquisition through a public tender offer in accordance with the characteristics set forth in Article 98 of the Securities Market Act and conforming to the provisions of Article 97 of the aforementioned Securities Market Act.

ARTICLE EIGHT. - Capital Stock Increase. - With exception of increases in the share capital resulting from the placement among the investing public of repurchased shares or treasury shares, in accordance with the provisions of Article 56 of the Securities Market Act, any capital stock increase of the Company shall be resolved by the General Shareholders’ Meeting, according to the following rules:

(a). - If necessary, in the case of an increase to the minimum fixed capital stock, the relevant resolution shall be taken by a General Extraordinary Shareholders’ Meeting, which shall also agree to the amendment of Article Six hereof;

(b). - If the increase is to the variable part of the capital stock of the Company, the relevant resolution may be adopted in a General Ordinary Shareholders’ Meeting, without the need to amend the corporate bylaws of the Company.

(c). - Under no circumstances may increases to the capital stock be declared, without previously subscribing and paying in full the shares previously issued;

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(d). - The General Shareholders’ Meeting that declares the increase to the capital stock, shall determine the terms and conditions for its subscription and payment;

ARTICLE NINE. - Issuance of Shares for its Placement according with the Securities Market Act. - The Company may issue Shares, Series A or Series B, subject to the limits provided in Article Six, to be subscribed by the investing public or by any other manner allowed by the Securities Market Act, provided that it is according to the following:

(a). - That the General Extraordinary Shareholders’ Meeting approves the maximum amount of capital increase, and the conditions under which the relevant issuance of shares must be performed;

(b). - That the subscription of the issued shares is made through a public offer, following prior registration in the National Securities Registry, complying in both cases with the provisions of the Securities Market Act and other general provisions that result therefrom, or by placing them in any other means allowed by the Securities Market Act;

(c). - That the amount of the subscribed and paid capital is announced when the Company announces the authorized capital represented by the shares issued and not subscribed;

(d). - The right to preferential subscription mentioned in Article 132 of the General Business Corporations Act shall not apply in the case of capital increases through public offerings or any other means permitted by the Securities Market Law or the General Business Corporation Act.

ARTICLE TEN. - Decreases of Capital Stock. - With the exception of the decreases of capital stock resulting from the acquisition of own shares mentioned in Article Eleven of these corporate bylaws, the capital stock may be decreased by resolution of the General Ordinary or Extraordinary Shareholders’ Meeting, as applicable, as provided in this Article, and the relevant minutes must be notarized. Decreases that affect the minimum fixed capital stock, must be resolved by a General Extraordinary Shareholders’ Meeting.

Decreases that affect the variable part of the capital stock, shall be resolved by a General Ordinary Shareholders’ Meeting. In such case, the resolutions taken in a General Extraordinary Shareholders’ Meeting that decide to decrease the minimum fixed part of the capital stock by reimbursement of the shareholders, or release granted thereto of payments not made, shall be published under the terms provided in Article 9 of the General Business Corporations Act.

In no case may any decrease in share capital result in non-compliance with the restrictions on Mexican investment and foreign investment provided for in Article Six or the minimum and maximum percentages with respect to Series A and Series B shares.

ARTICLE ELEVEN. - Acquisition of Own Shares. - In accordance with the Securities Market Act and the general provisions resulting therefrom, the Company may acquire shares representing its capital stock, or credit instruments, or any other documents that represent such shares or rights thereon and the prohibition established in the first paragraph of Article 134 of the General Business Corporations Act shall not apply, provided that:

(a). - The acquisition and, as the case may be, the disposition, shall be carried out at market price, unless it involves authorized public offerings by the National Banking and Securities Commission.

(b). - The acquisition is performed with charge to the shareholders’ equity of the Company, in which case, the shares acquired may be held by the Company itself without the need to perform a decrease to the capital stock, or with charge to the capital stock, in such case, those shares shall be converted into non-subscribed shares and shall be kept in the treasury, without the need for a Meeting resolution. In any event, the Company must announce the amount of subscribed and paid up capital when disclosing the total capital, which includes repurchased shares and treasury shares.

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(c). - The General Ordinary Shareholders’ Meeting expressly agrees for each fiscal year, the maximum amount of resources that the Company may allocate to the purchase of own shares, or credit instruments that represent said shares, with the only limitation that the sum of the resources that may be allocated to such purpose, under no circumstances may exceed the total balance of the net profits of the Company, including withheld profits;

(d). - The Company is up to date with the payment of obligations resulting from debt instruments registered in the National Securities Registry;

(e). - The acquisition and disposal of shares or negotiable instruments that represent such shares, under no circumstances may lead to the non-compliance with the requirements for maintaining the listing on the stock exchange where these securities are traded, nor to non-compliance with the limitations on foreign investment provided in Article Six;

(f). - Own shares and negotiable instruments, or any other documents that represent such shares, or rights thereon, that belong to the Company or, if applicable, the issued but not subscribed repurchased shares by the Company or that are kept in the treasury, may be placed among the investing public without the need for a resolution of the General Shareholders’ Meeting or the Board of Directors. For the purposes of this paragraph, the provisions of Article 132 of the General Business Corporations Act shall not apply; and

(g). - As long as the shares belong to the Company, neither may they be represented or voted at shareholders’ meetings, nor the corporate or economic rights inherent thereto may be exercised. The provisions of this article shall apply equally to acquisitions or disposals performed over derivative financial instruments or optional certificates, which underlying assets are shares representing the capital stock of the Company, which may be settled in kind, in which case the provisions of items (a) and (b) of this article shall not apply to said acquisitions or disposals.

Legal entities that are controlled directly or indirectly by the Company may not acquire, directly or indirectly, financial instrument or optional certificates which underlying assets are shares representing the capital stock of the Company, except if said acquisitions are performed through investment companies.

ARTICLE TWELVE. - Redemption of Stock with Distributable Profits. - The General Extraordinary Shareholders’ Meeting may resolve the redemption of shares with distributable profits, without decreasing the capital stock, as provided in Article 136 of the General Business Corporations Act. The redemption shall be performed under the terms determined by the General Shareholders’ Meeting. In no case shall any redemption result in a breach of the restrictions on Mexican investment and foreign investment as provided in Article Six.

ARTICLE THIRTEEN. - Guidelines for the Cancellation of the Registration of Shares in the National Securities Registry. - In compliance with Article 108 of the Securities Market Act, in case of cancellation of the registration of the shares before the National Securities Registry, either per request from the Company itself, or by resolution taken by the National Banking and Securities Commission, as provide by Law, the Company shall be bound, prior requirement from the National Banking and Securities Commission, to make a public offering of shares within a maximum 180-calendar-day term, as of the date when such request takes effect, as provided in the applicable articles of the Securities Market Act, as well as the following rules, provided that a cancellation pursuant to a Company’s request may only take place if the Extraordinary Shareholders’ Meeting has approved it with the favorable vote of shareholders with or without vote that represent at least 95% (ninety five percent of the Company’s capital:

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(a). - The public offering of shares must be exclusively addressed to the shareholders or the holders of negotiable instruments, or any other documents that represent rights over shares of the Company, which are no part, at the time of the request of the National Banking and Securities Commission, of the group of persons that control the Company.

(b). - The public offering of shares must be made, at least, at the highest price between the quotation value, the book value of the shares or negotiable instruments, or any other documents that represent said shares, according in this second case, to the last quarterly report submitted to the National Banking and Securities Commission, and to the stock exchange where such securities are listed, before the beginning of the offer, adjusted when such value has been modified in accordance with applicable criteria for the determination of relevant information, in which case, the most recent financial information of the Company must be considered, and a certificate of an empowered executive of the Company shall be submitted, regarding the determination of the accounting value.

(c). - The stock exchange list price shall be the weighted average price by volume of the transactions that have been performed during the last thirty (30) days, before the beginning of the offer, in which the shares or negotiable instruments had been negotiated, during a period that may not be longer than six (6) months. In case that the number of days that the aforementioned shares or negotiable instruments have been negotiated, during the stated period, is less than thirty (30) days, the days that they were effectively negotiated shall be considered. When there are no negotiations during said period, the accounting value shall be considered;

(d). - In case that the Company has more than one series of shares listed, the average mentioned in the previous paragraph must be realized for each one of the series intended to be canceled, and the highest average shall be considered as quoting value for the public offer of all the series;

(e). - The Company shall place in trust during a minimum period of six (6) months, as of the cancellation date, the necessary resources for acquiring at the same offer price, the securities of the investors that did not attend the offer;

(f). - The person or group of persons that control the Company at the time when the National Banking and Securities Commission makes the aforementioned requirement, shall be subsidiarily responsible toward the Company for compliance with the provisions of this article.

ARTICLE FOURTEEN. - Transfer of Shares. - Ownership of shares issued by the Company shall be transferred by endorsing the relevant certificate, or by any other legal means. Ownership of shares and transfers thereof shall be acknowledged by the Company when they have been recorded in the Stock Transfer Book kept by the Company to such effect, directly or through an institution for securities deposit, or by a credit institution, which act as accredited registrars on account and on behalf of the Company, as provided in Article Fifteen hereof.

All share transfers shall be considered unconditional and without reserve; in the understanding, however, that in all cases, the restrictions established in Article Seven must be observed.

ARTICLE FIFTEEN. - Registration of Shares. -The Company, directly and/or through an institution for securities deposit, or through a credit institution, which act as accredited registrars on account and on behalf of the Company, shall keep a registry of shares as provided in Article 128 of the General Business Corporations Act, where all subscription, acquisition or transfer transactions to which the shares representing the capital stock are subject, shall be recorded, stating subscriber and acquirer. Any person that acquires one or more shares, shall assume all the rights and obligations of the assignors, regarding the Company. The property of one or more shares means the acceptance by holder of the provisions contained

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in the corporate bylaws of the Company, of the reforms or amendments thereto, and the resolutions taken at General Shareholders’ Meetings, and by the Board of Directors, without prejudice to the rights provided in these bylaws.

The Company shall only acknowledge as shareholders those persons that have been registered in the stock transfer book that the Company keeps directly and/or through an institution for the deposit of securities, of through a credit institution, which act as accredited registrars on account and on behalf of the Company. However, in the case of shares intended to circulate among the investing public it shall suffice for their registration the indication of these circumstances and of the institution for the deposit of securities in which the certificates that represent them have been deposited and, in such case, the Company shall acknowledge as shareholders also those who prove such capacity with the certificates issued by the institution for the deposit of securities in question, supplemented with the list of the relevant shareholders, prepared by those who appear as depositors of said certificates.

ARTICLE SIXTEEN. - Registration of Capital Variations. - Except for the movements of capital stock resulting from the purchase or sale of own shares made by the Company, as provided in Article Eleven of these Bylaws, the increases and decreases of capital stock must be recorded in the Stock Variation Registry, which the Company must keep.

ARTICLE SEVENTEEN. - Shareholders’ Rights. - Each share shall grant equal rights and obligations to its holders, except for what is set forth in Article Six hereof. Shareholders of shares with voting rights, even limited or restricted, which individually or together have ten percent (10%) of the capital stock of the Company, with respect to each 10% (ten percent) of social capital they hold, shall be entitled to: (a). - Appoint and revoke in a General Shareholders’ Meeting, a member of the Board of Directors (in the understanding that Foreign Shareholders under no circumstances may appoint more than 49% of the members of the Board of Directors, based on this right). Such appointment may only be revoked by the meeting when the appointment of all the rest of the Directors is revoked in turn, in which case, the persons replaced may not be appointed as such during the next twelve (12) months after the revocation date; (b). - Request the chairperson of the Board of Directors, or the Audit and Corporate Practices Committee, at any time, to call a General Shareholders’ Meeting, without applying to such effect the percentage of Article 184 of General Business Corporations Act; (c). - Request to postpone, only once, for three calendar days, and without the need for a new call, the voting on any matter regarding which they do not consider themselves to be sufficiently informed, without applying the percentage stated in Article 199 of the General Business Corporations Act; in the understanding that, in case that this right is exercised by a shareholder, it may not be exercised by another shareholder in the same Meeting. The shareholders with right to vote, even limited o restricted, that individually or collectively hold 20% (twenty per cent)or more of the capital stock of the Company, may oppose the resolutions of the General Meetings, regarding which they have voting rights, without applying the percentage mentioned in Article 201 of the General Business Corporations Act.

All shareholders of the Company shall be entitled to:

(a). - Have available at the offices of the Company, the information and the documents related to each one of the items of the Agenda of the relevant Shareholders’ Meeting, free of charge, and at least fifteen (15) calendar days before the date of the Meeting;

(b). - Prevent matters under the “general matters” heading or equivalent ones from being addressed in the General Shareholders’ Meeting;

(c). - Be represented at a Meeting by persons who prove their capacity through forms of powers prepared by the Company as provided in these bylaws or through general power-of-attorney granted in accordance with applicable rules and regulations;

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(d). - Execute agreements among them, in accordance with the provisions of article 49, section IV, related with article 16, section VI, of the Securities Market Act, subject to the approval of the Board of Directors if such agreements are intended for the voting of shares exceeding, in percentage, 2.5% (two point five percent) of the social capital in accordance with Article Seven of these bylaws, provide that (i) the execution of such agreements must be reported to the Company within 5 (five) business days of their effectiveness to be disclosed to the investing public and their existence should also be disclosed in the Company’s annual report (made available to the public for consultation at the Company’s offices), and (ii) such agreements shall not be binding on the Company and their non-compliance shall not affect the validity of votes in Shareholders’ Meetings, but they shall only be effective between the parties once disclosed to the investing public.

ARTICLE EIGHTEEN. - Titles and Certificates. Provisional or definitive certificates of the shares may cover one or more shares, and they shall be signed by two members of the Board of Directors, or by the Secretary of the Board of Directors (whether a member or not), which signatures may be handwritten or facsimile or by digital or stamped seals, as provided in fraction VIII of Article 125 of the General Business Corporations Act. Such certificates shall comply with the requirements established in Article 125 of the General Business Corporations Act, and they must have numbered coupons attached thereto, for dividend payment and the exercise of other corporate and monetary rights, and they must also contain the stipulation mentioned in Article Six and Article Seven of these Corporate Bylaws. Regarding the shares representing the capital stock of the Company that circulate in a stock market, the certificates that represent them must comply with the provisions of Article 282 of the Securities Market Act and any other relevant provisions or the regulations of foreign jurisdictions if issued or placed abroad.

Share certificates shall be issued within a term no longer than ninety (90) calendar days as of the date when the issuance or exchange thereof has been agreed.

While definitive certificates are issued, provisional certificates shall be issued, which shall always be registered, and which shall be exchanged for definitive certificates in due time.

CHAPTER THREE

ABOUT SHAREHOLDERS’ MEETINGS

ARTICLE NINETEEN. - Shareholders’ Meetings. - The General Shareholder’ Meeting is the supreme body of the Company. Meetings shall be Ordinary, Extraordinary and Special. Extraordinary Meetings shall be those held to address any of the matters mentioned in Article 182 of the General Business Corporations Act. Special Meetings shall be those held to address matters that may affect the rights of a category of shareholders or Series of shares, and they shall be governed by the terms applicable to General Extraordinary Meetings. All the rest of the Meetings shall be Ordinary. The General Ordinary Shareholders’ Meeting must be held at least once a year, within the next four months after termination of the fiscal year, complying, if applicable, with the provisions of Article 181 of the General Business Corporations Act.

The Annual General Ordinary Shareholders’ Meeting shall be presented the report mentioned in the general provisions of Article 172 of the General Business Corporations Act, corresponding to the previous fiscal year of the Company and the companies controlled by the Company, and the rest of the reports that the Board of Directors of the Company must present thereto according to Article 28, fraction IV of the Securities Market Act. The main positions held by each Director shall be mentioned in the report, stating which Directors are Independent and which ones are Equity Holding Directors.

The General Ordinary Shareholders’ Meeting, in addition to the provisions of the General Business Corporations Act, shall meet to discuss and, if applicable, approve the transactions that the Company or the legal entities it controls intend to perform, within a fiscal year, when they represent twenty percent (20%)

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or more of the consolidated assets of the Company, based on the figures corresponding to the closing of the previous quarter, regardless of the form in which they are executed, either simultaneously or successively, but which due to their characteristics may be considered as a single transaction. Holders of shares with voting rights, including limited or restricted, may vote at such Meetings observing the provisions set forth in article 47 of the Securities Market Act and Article Six of these Bylaws. Also, the Audit and Corporate Practices Committee shall prepare the annual reports that must be submitted by the Board of Directors of the Company, through any of its delegates appointed to such purpose, to the Annual General Ordinary Shareholders’ Meeting.

ARTICLE TWENTY. - Calls to Meetings. - Calls to Shareholders’ Meetings shall be made by the Board of Directors or the Audit and Corporate Practices Committee. Likewise, the Meeting shall be held through a call made in accordance with article 185 of the General Business Corporations Act. Calls for Meetings shall contain the agenda, and they shall state exactly the place, day, and time when they shall be held, in the understanding that they must be held at the corporate address, except in case of unforeseeable events or force majeure. They must be signed by the person or persons who make them, in the understanding that if the Board of Directors made them, they must be signed by the Chairperson or the Secretary thereof, and in case they are made by the Audit and Corporate Practices Committee, they shall be signed by the chairperson thereof. The “Miscellaneous” heading, or a similar text, may not be included in the agenda for the call, nor may matters related to different topics be grouped in a single item.

ARTICLE TWENTY-ONE. - Publication of Calls. - Calls for Shareholders’ Meetings shall be published in one of the newspapers with the highest circulation at the registered office, in the electronic system of the Ministry of Economy (Secretaría de Economía) and on the electronic systems of the stock exchanges where the Company’s shares or securities representing them are listed, at least fifteen (15) calendar days before the date stated for the Meeting.

As of the time when the call for the Shareholders’ Meetings has been published, the information and documents related to each item of the Agenda, must be available for the shareholders, at the offices of the Secretary of the Company, immediately and free of charge. When the Shareholders’ Meeting is called to discuss and, if applicable, resolve about the appointment of members of the Board of Directors, the proposal for the Board of Directors shall be provided to the shareholders, including the distinction of which Directors shall be Equity-Holding and which Independent, as well as the professional profile of each candidate.

ARTICLE TWENTY-TWO. - Attendance Right. -In order to attend the Shareholder’s Meetings, shareholders must be registered in the stock transfer book that the Company keeps, (directly or through an institution for the deposit of securities and the lists of the relevant depositors that prove the participation of such shareholder) or by a credit institution acting as accredited registrar on account of and on behalf of the Company, and they must obtain, as early as stated in the relevant call, from the Secretary of the Board of Directors, the relevant admission card to access the Meeting, which must be requested from the Secretary of the Board of Directors, at the latest three (3) days before the date stated for the Meeting. To obtain a certificate of attendance to the Meeting, shareholders must deposit with the anticipation stated, the shares they hold, in any of the institutions stated in the in the relevant call. The institutions for the deposit of securities shall issue to depositors, non-negotiable certificates for the shares deposited which, supplemented, if applicable, by the list of holders of said securities that depositors themselves prepare to such effect, shall be used to prove ownership of the securities and the attendance right to Meetings. Applicants for admission cards shall prove to the Secretary of the Board of Directors, by presenting the relevant documentation, if the shareholder in question is a Foreign Shareholder (and specifically in the case of legal entities or trusts, that they are not controlled by foreign investment) or a Mexican investor, for the purpose of determining if said shareholder has the right to vote at the Meeting, as provided in Article Six hereof, and the provisions of Article Six shall be stated irrefutably in the relevant admission card. For clarity purposes, in the case of trusts, the trustee that requests the admission card in question must prove the foregoing, regarding the relevant beneficiaries (taking into account the percentages provided in Article

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Six). Shareholders may be represented at the Meetings by the person or persons they appoint through proxies granted, as provided in applicable laws, in the forms that the Company shall make available thereto as provided in fraction III of Article 49 of the Securities Market Act or through power-of-attorneys granted in accordance with applicable rules and regulations. The Company shall keep available for intermediaries of the stock market that prove having the representation of the shareholders of the Company, during the term mentioned in Article 173 of the General Business Corporations Act, proxy forms prepared by the Company, in order therefor to deliver them timely to their representatives. Proxy forms must visibly state the corporate name of the Company, and the relevant Agenda, and they must have space for the instructions stated by grantor for exercising the proxy. The Secretary of the Board of Directors of the Company must verify the compliance with the provisions of this Article and inform the Shareholders’ Meeting thereof, which will be stated in the respective minutes. The members of the Board of Directors cannot represent the shareholders at any Meeting.

ARTICLE TWENTY-THREE. - Installation of the Meeting. The Ordinary General Shareholders’ Meeting shall be legally installed upon first call if it is attended by shareholders representing 50% (fifty percent) of the shares with the right to vote therein, within which there must be shareholders representing the majority of Mexican investment, including holders of Series A shares. In the case of second or subsequent call, with the expression of this circumstance, the Ordinary General Shareholders’ Meeting shall be considered legally installed regardless of the number of shares represented with right to vote, provided that shareholders representing the majority of Mexican investment are present, including holders of Series A shares.

The Extraordinary General Shareholders’ Meeting (which will be held to address any of the matters referred to in Article 182 (one hundred eighty-two) of the General Law of Business Organizations) will be legally installed upon first call, if at least 75% (seventy-five percent) of the capital stock is represented, within which a percentage of shareholders representing the majority of Mexican investment must be present, including holders of Series A shares. In the case of second or subsequent call, with the expression of this circumstance, the Extraordinary General Shareholders’ Meeting will be considered legally installed if at least 50% (fifty percent) of the capital stock is represented therein, within which a percentage of shareholders representing the majority of Mexican investment must be present, including holders of Series A shares.

The Ordinary or Extraordinary General Shareholders’ Meeting shall be legally installed without the need to call a meeting if all the shares with voting rights are represented therein and may resolve on any matter if at the time of voting all the shares are still represented.

ARTICLE TWENTY-FOUR. - Development of the Meeting. - The Shareholders’ Meetings shall be chaired by the chairperson of the Board of Directors or, in absence thereof, the alternate Director of the chairperson of the Board of Directors or, in lack or absence of both, the shareholder or representative of a shareholder appointed by the attendees. The Secretary of the Board of Directors or, in absence thereof, the person appointed by the attendees, as proposed by the chairperson of the Meeting, shall be the Secretary of the Meeting. The chairperson shall appoint two (2) examiners among the attendees, as well as the notaries public that he/she deems convenient to attest the acts that occur at the Meetings, and other guests, and shall determine the way in which the Meeting shall proceed.

ARTICLE TWENTY-FIVE. - Voting. -Each share with voting rights regarding the matters to be addressed shall be entitled to one vote at the Shareholders’ Meetings. The resolutions shall be taken by the majority of the votes of the represented shares in the case of General Ordinary Meetings, provided that within this majority there is the favorable vote is received from the majority of shares held by Mexican investors, including holders of Series A shares in the Meeting. Furthermore, considering that shares owned by Foreign investment shall have the right to vote up to 49% of the shares being voted, any remaining shares owned by Foreign Investment shall be voted in the same manner as the majority of the shares owned by

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Mexican investors present at the meeting. In the case of Extraordinary Meetings (which shall be held to address any of the matters mentioned in Article 182 of the General Business Corporations Act), resolutions shall be valid if taken with the vote in favor of the shares that represent at least fifty percent (50%) of the shares representing the capital stock, provided that said percentage includes the favorable vote of the majority of shares held by Mexican investors represented in the Meeting, including holders of Series A shares, and considering that shares owned by Foreign investment shall have the right to vote up to 49% of the shares being voted, and any remaining shares owned by Foreign Investment shall be voted in the same manner as the majority of the shares owned by Mexican investors present at the meeting.

ARTICLE TWENTY-SIX. - Special Meetings. - The establishment and voting at Special Meeting shall be governed by the provisions of the law and by these bylaws, for General Extraordinary Shareholders’ Meetings, and they shall be chaired by the person appointed by the shareholders in question. A special delegate, who shall inform the General Ordinary Shareholders’ Meeting about the appointment of Directors or any other resolution that was taken, shall be appointed at the Special Meetings where the appointment was made.

ARTICLE TWENTY-SEVEN. - Minutes of the Meetings. - The Minutes of the Meetings shall be recorded in the relevant book, and they must be signed by those who acted as chairperson and secretary.

If a Shareholders’ Meeting that was legally called is not established for any reason, or if it is established, but there is not enough quorum to take resolutions, the relevant minutes shall also be drafted, which shall be recorded in the relevant book.

When for any reason, the minutes of a Meeting cannot be recorded in the relevant book, they must be notarized.

ARTICLE TWENTY-EIGHT. - Resolutions taken without a Meeting. - Shareholders may take resolutions, without the need to hold a Meeting, by the unanimous vote of those that represent all the shares with voting rights on relevant matters, as applicable, which shall be as valid as if they had been taken in a General or Special Shareholders’ Meeting, respectively, provided that said resolutions are confirmed in writing, and their contents recorded in the relevant minute book, with the signature of the secretary of the Board of Directors.

CHAPTER FOUR

ADMINISTRATION OF THE COMPANY

ARTICLE TWENTY-NINE. - Administration. - The administration of the Company shall be entrusted to a Board of Directors and a CEO, within their relevant duties.

ARTICLE THIRTY. - Board of Directors. - The Board of Directors shall be comprised by a minimum of five (5) and a maximum of twenty-one (21) Directors, as determined by the General Ordinary Shareholders’ Meeting, which shall appoint the Directors. Directors may be substituted by the specific relevant alternate Director, or by any alternate, as determined by the Shareholders’ Meeting. In any case, at least twenty-five percent (25%) of the number of Directors that comprise the Board of Directors must be Independent Directors, in the understanding, of course, that their relevant alternates shall also have the same capacity, as agreed in the General Ordinary Shareholders’ Meeting. At least the majority of the Directors that comprise the Board of Directors must be Mexican and appointed by Mexican shareholders.

Under no circumstances may persons that have held the position of External Auditor or, if applicable, Statutory Auditor of the Company, or of any of the legal entities that comprise the corporate group to which the Company belongs, during the twelve (12) months before the appointment date, may be Directors. Under Article 24 of the Securities Market Act, Directors shall remain in office for one year, and they shall continue

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performing their duties even after the term to which they were appointed has expired, or due to resignation to the position, up to thirty (30) calendar days, in lack of the appointment of the replacing Director, or if he/she has not taken office, without being bound to the provisions of Article 154 of the General Business Corporations Act.

The Board of Directors may appoint provisional Directors or alternate Directors, without the participation of a General Shareholders’ Meeting, when any of the assumptions stated in the previous paragraph are met, when they have left office for any reason, or in the case of Article 155 of the General Business Corporations Act. The General Shareholders’ Meeting of the Company shall ratify said appointments, or it shall appoint substitute Members at the next shareholders’ meeting, notwithstanding the provisions of article 50, section I, of the Securities Market Act. Independent Directors shall be those persons that in the opinion of the General Ordinary Shareholders’ Meeting have the necessary experience, capacity and professional prestige, also considering that, due to their characteristics, they may perform their duties, free of conflict of interest, and without being subordinated to personal, patrimonial, or economic interests.

The General Shareholders’ Meeting that appoints or ratifies the members of the Board of Directors or, if applicable, the one where such appointments or ratifications are informed, shall grade the independence of the Directors. Without prejudice to the above, under no circumstances may Directors be appointed or act as independent Directors those persons mentioned in fraction I to V of Article 26 of the Securities Market Act.

Independent Directors that while in office stop having said characteristic shall inform the Board of Directors at the latest at the next meeting of said body.

ARTICLE THIRTY-ONE. - Election of the Board of Directors. - For the election of the members of the Board of Directors of the Company, shareholders shall comply with the following:

(a). - The majority of the Board of Directors members must be appointed directly by the majority of votes form shares representing Mexican investment, in a Special Meeting convened for this purpose, in which only holders of shares considered as Mexican investors participate; in no case shall said Directors be nominated by the Nominations and Compensation Committee.

(b). - Shareholders that individually or jointly have ten percent (10%) of the capital stock of the Company, and who intend to appoint a Director (for each 10% (ten percent) they hold), shall inform so to the Nominations and Compensations Committee of the Company within no more than five (5) days after the publication of the call to the General Annual Ordinary Shareholders’ Meeting, or on any other day determined by the Board of Directors, with the understanding that this provision shall not affect that the majority of the Directors shall be appointed by the majority of shareholders representing Mexican investment, in a Special Meeting for this purpose. Such communication must contain at least: (i) the full name and experience of the person proposed to be appointed, and (ii) indicate if, in their opinion, he/she complies with the independence conditions defined in the law and other applicable provisions, to the extent required;

(c). -Except with respect to the appointment of the majority of the Directors, who shall be appointed by the shareholders representing Mexican investment in a Special Meeting, if the Nominations and Compensations Committee of the Company does not propose to the General Annual Ordinary Shareholders’ Meeting the ratification in their positions of the corresponding members for a subsequent term of the members of the Board of Directors previously appointed, it shall submit to the General Annual Ordinary Shareholders’ Meeting a ticket with the names of the candidates proposed, different from those appointed by Mexican investment, to comprise the Board of Directors of the Company the list with the names of the candidates that the Nominations and Compensations Committee, if applicable, shall propose to the Shareholders’ Meeting, for the Board of Directors, other than those appointed by Mexican investment, along with the candidates proposed by the majority of Mexican investment, shall be made available to the shareholders at

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least fifteen (15) calendar days before the date established for the Meeting, and the shareholders shall be entitled to have a copy of the relevant list delivered thereto, if they request so. The nomination of a candidate by the Mexican investment or by the Nominations and Compensations Committee must be accompanied by a document that states (i) the acceptance of the person to be a candidate, and (ii) that said person has no impediment to hold the position for which he/she is being proposed, as provided in this article. In each Shareholders’ Meeting that resolves on the appointment of the members of the Board of Directors different from the members appointed by Mexican investment (who shall be appointed in advance in a Special Meeting for such purposes), as applicable, members of the Board proposed by the shareholders of groups of shareholders that hold ten percent (10%) of the total of shares with voting rights, representing the capital stock shall be appointed first; secondly, as applicable, the members designated by the Strategic Partner, and lastly, the rest of the members of the Board of Directors, with the understanding that, in any case, the majority of the members of the Board of Directors shall have to be Mexican nationals and have been appointed by the majority of shares held by Mexican investment. In the event that shareholders, or groups of shareholders, owning any block of shares representing 10% of the total voting shares representing the share capital, or the Strategic Partner, do not exercise said right, and the Nominations and Compensations Committee had proposed the ratification of the members previously appointed (different from those appointed by Mexican investment), then the Meeting shall ratify those remaining directors. However, if despite of the proposal of the Nominations and Compensations Committee to ratify in their positions the previously appointed members ((different from those appointed by Mexican investment), in the relevant Meeting, any shareholder or group of shareholders that represent ten percent (10%) of the capital stock or the Strategic Partner, exercising the right granted thereto in these Bylaws, appoint a member of the Board of Directors, the Meeting may only appoint or ratify, if applicable, the Directors proposed by the Nominations and Compensations Committee in the number necessary to complete the total number of Directors (taking into account the Directors appointed by Mexican investment and by any shareholder holding 10% (ten percent) of the social capital) or the Strategic Partner, through the majority vote of the shareholders present at the Meeting, excluding those that had already exercised their right due to their holding of any block representing ten percent (10%) of the capital stock of the Company or due to being a Strategic Partner;

(d). - In the appointment of the members of the Board of Directors, those that have a conflict of interest with the Company, or its subsidiaries shall be discarded;

(e). - The members of the Board of Directors and their alternates, as applicable, may be shareholders or not, and may be reelected;

(f). - The Company shall provide a correct induction of the transactions of the Company to the Directors appointed for the first time, in order for them to know the position held by the Company within its sector, its main competitors and clients. Likewise, efforts shall be made to provide each Director with the necessary information, regarding the obligations, responsibilities and powers of the members of the Board of Directors of the Company;

(g). -Without prejudice to any provision contained in these Bylaws, including without limitation paragraphs (a) and (b) hereof, in case that the Board of Directors of the Company approves the investment or subscription by a person, or group of persons, of shares representing the capital stock of the Company, in a percentage equal to or greater than two point five percent (2.5%) of the capital stock of the Company, and once the procedure described in Article Seven hereof has been met, the general Ordinary or Extraordinary Shareholders’ Meeting shall be entitled to classify such investment or subscription as a “Strategic Investment”, and the person or group of persons, and their relevant affiliates who carried out the strategic investment as “Strategic Partner”, regardless of whether the Strategic Partner is a competitor of the Company, or a person or entity with address in Mexico or in another country, according to the following: (i) the Strategic Investment (and its corresponding qualification as such) must be approved by the General Ordinary or Extraordinary Shareholders’ Meeting of the Company; (ii) the Strategic Investment shall be

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documented in a written agreement to be executed between the Strategic Partner and the Company, which general terms and conditions shall also be subject to the approval of the Shareholders’ Meeting mentioned in the previous subsection; (iii) the aforementioned agreement may grant the Strategic Partner a temporary right, during the time in which such investment is qualified as strategic investment, to appoint a specific number of Directors and their relevant alternates, in which case: [A] the person or persons appointed by the Strategic Partner as Board members shall be included in the list of candidates prepared and delivered by the Nominations and Compensations Committee of the Board of Directors, for each Shareholders’ Meeting that shall discuss, as part of its Agenda, the appointment of Directors; [B] the designation made by the Strategic Partner shall be notified to the General Ordinary Shareholders’ Meeting, so that it is the General Ordinary Shareholders’ Meeting who resolves to approve, or not, the appointment of the Board members designated by the Strategic Partner; [C] in case that the number of Directors must be increased to include the appointment made by the Strategic Partner, the number of Directors shall be increased up to the maximum allowed by the Securities Market Act, to allow the approval of the Board members designated by the Strategic Partner, and, in case that minority investors, with the right to appoint a Director, exercise such right in such a way that it limits the appointment made by the Strategic Partner, the appointments made by the minority investors shall be respected, and the number of Directors appointed, either by shareholders that are not exercising their minority rights or that were included in the list submitted to the General Ordinary Shareholders’ Meeting, shall be reduced to accommodate the appointments made by the Strategic Partner; [D] the appointment made by the Strategic Partner can only be revoked in cases of bad faith, negligence or fraud of the appointed Director, or if the appointment of all the other Directors is revoked, but in any case, the Strategic Partner shall keep its right to appoint another Director or Directors and their relevant alternates and submit said designation to the consideration of the General Ordinary Shareholders’ Meeting; and [E] a Strategic Partner shall not be considered as a “competitor” for the purposes of these corporate bylaws; with the understanding that, in any case, (x) no appointment of Directors by the Strategic Partner shall affect the fact that the majority of Directors will be appointed by the majority of Mexican investment, (y) notwithstanding any agreement with the Strategic Partner, the Company will always be controlled by Mexican investment, and (z) any agreement to the contrary to the points (x) and (y) above, whether oral or written, shall be null and void, (iv) the provisions of this paragraph (g) shall be considered a stipulation in favor of a third party (the Strategic Partner), and they shall be additional to, and shall not replace, any other rights that the Strategic Partner may have, in accordance with the written agreement executed by the Company and the Strategic Partner, regarding Strategic Investment, provided that such agreement complies with the provisions of points (x), (y) and (z) of subsection (iii) above, (v) the rights of the Strategic Partner to appoint Directors, shall end automatically as provided in the written agreement executed with the Company, without the need for a court order, (vi) the Board of Directors shall call without delay (and in any case within the next ten (10) business days after the Board has approved the investment) a General Ordinary or Extraordinary Shareholders’ meeting of the Company, and it shall publish the relevant call, for classifying the investment, subscription or purchase as a Strategic Investment, and the person or group of persons and their relevant Affiliates, as Strategic Partner, but in any case, respecting the provisions of points (x), (y) and (z) of subsection (iii) above, (vii) in case that the Strategic Partner intends to remove the Directors designated by the Strategic Partner and appointed by the General Ordinary Shareholders’ Meeting, the Strategic Partner shall inform the Company and the Nomination and Compensations Committee the names of the new Directors it wishes to appoint, together with the acceptance in writing from said persons to be appointed as members of the Board of Directors of the Company, so that the General Ordinary Shareholders’ Meeting can consider them and vote on their appointment; (viii) any of the persons or entities appointed as Strategic Partners, in accordance with this article, shall be third-party beneficiaries of these Bylaws; (ix) the classification of any person or group of persons and their relevant Affiliates as Strategic Partner, in accordance with this Article, and the rights of the Strategic Partner to appoint Directors, in accordance with this Article, and any written agreement between the Company and the Strategic Partner related to the Strategic Investment, shall be irrevocable and shall remain valid until said rights end in accordance with said written agreement, when such rights shall cease automatically, without the need for a court order. The amendment to Article Thirty-One hereof shall

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require the vote in favor of any person or entity previously classified as Strategic Partner, for all the time that said person or entity is the holder of the number of shares agreed with the Company; (x) the maximum number of Directors that may be appointed in accordance with the provisions of this paragraph (g) of this Article Thirty-One of the Corporate Bylaws of the Company, and which may remain in office as such simultaneously, shall be three (3), and their relevant alternates, provided that such appointment does not affect that the majority of Directors will be appointed by the majority of Mexican investment, and that notwithstanding any agreement with the Strategic Partner, the Company will always be controlled by Mexican investment and the minority board designation rights of holders of blocks of at least 10% of the shares representing the capital stock. -(h) No more than one third of the Directors may be removed within a period of three (3) fiscal years.

For clarity purposes, (i) the right to appoint a Director as Strategic Partner is, in addition to any other right that any shareholder has to appoint directors, based on its participation in the capital stock of the Company, as provided in Article Seventeen of these bylaws, with the understanding, in any case, that no appointment of Directors by the Strategic Partner shall affect the fact that the majority of Directors will be appointed by the majority of Mexican investment, and notwithstanding any agreement with the Strategic Partner, the Company will always be controlled by Mexican investment, and (ii) all appointments must comply with Article Thirty hereof, including that the majority of the Directors must be appointed by Mexican shareholders.

ARTICLE THIRTY-TWO. - Remuneration of the Directors. - The Directors shall receive, as consideration for their services, the emoluments in cash or kind determined by the General Ordinary Shareholders’ Meeting, upon proposal from the Nominations and Compensations Committee. The General Ordinary Shareholders’ Meeting may delegate to the Board of Directors, or the Audit and Corporate Practices Committee, the instrumentation of any remuneration in kind program for the Directors.

ARTICLE THIRTY-THREE. - Directors’ Guarantee. - When taking office, the members of the Board of Directors shall grant as guarantee for the performance of their duties, the one established by the General Ordinary Shareholders’ Meeting, if applicable.

ARTICLE THIRTY-FOUR. - Chairperson and Secretary of the Board of Directors. - The majority of shares owned by shareholders who qualify as Mexican investors, shall appoint among the Directors the chairperson of the Board of Directors in a Special Shareholders’ meeting called for that purpose. In the absence of an appointment by the majority of shareholders qualifying as Mexican investors, the Board of Directors shall appoint him/her among its members. Such Meeting shall also appoint a secretary and, if the Meeting decides so, an assistant secretary, in the understanding that neither the secretary, nor the assistant secretary shall be members of the Board of Directors. The chairperson shall be replaced in his/her temporary absences by an alternate Director, and in lack of both, by a Director determined by the Board of Directors in the relevant session. In lack of a special appointment, the Chairperson shall be in charge of compliance with, and execution of, the resolutions of the Shareholders’ Meeting and of the Board of Directors itself.

The Chairperson of the Board of Directors shall perform, among other duties, the business administration, direction and execution of the Company, and of the legal entities that it controls, as well as the administration, conduction and execution of the business purposes of the Company, according to the strategies, policies and guidelines determined and approved by the Board of Directors. To such effect, the Chairperson of the Board of Directors shall have the powers and limitations granted to the CEO stated in Article Forty-Five below.

ARTICLE THIRTY-FIVE. - Obligations, Powers and Duties of the Board of Directors. The Board of Directors has the legal representation of the Company and has the broadest powers to perform all the transactions inherent to the corporate purpose, except for those expressly entrusted to the General

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Shareholders’ Meeting. The members of the Company’s Board of Directors shall perform their duties with the aim of creating value for the benefit of the Company, without favoring a particular shareholder or group of shareholders.

For the performance of their duties,, and without limitation, the Board of Directors shall have the following duties and powers:

A) - Duties and Obligations of the Board of Directors

(a). - Establish the general strategies for conducting the business of the Company and of the legal entities controlled thereby;

(b). - Surveil the administration and guidance of the Company and the legal entities controlled thereby, considering the relevance the latter have in the financial, administrative and legal situation of the Company, and the performance of the Key Executives;

(c). - Approve, with the prior opinion of the competent Committee:

(i). - The policies and guidelines for the use or enjoyment of the assets of the Company and of the legal entities controlled thereby, by related persons;

(ii). - The transactions, each one individually, with related persons that the Company or the legal entities it controls, intend to execute;

The transactions stated below shall not require the approval of the Board of Directors, provided that they adhere to the policies and guidelines approved to such effect by the Board of Directors:

(x). - Transactions that due to their amount lack relevance for the Company or the legal entities it controls;

(y). - Transactions performed between the Company and the legal entities it controls, or those over which it has a considerable influence, or among any of them, provided that 1) they belong to the common or usual activities of the business, and 2) that they are considered performed at fair prices and supported by assessments performed by expert external agents; and

(z). - Transactions performed with employees, provided that they are performed under the same conditions as with any client, or as the result of general labor benefits;

(iii). - Transactions performed, either simultaneously or successively, which due to their characteristics may be considered as a single transaction, and which are intended to be performed by the Company or the legal entities it controls, within a fiscal year, when they are unusual or non-recurrent, or if their amount represents, based on the figures corresponding to the closing of the previous quarter, any of the following assumptions:

I. - The acquisition or disposal of assets with a value equal to or greater than five percent (5%) of the consolidated assets of the Company;

II. - Granting guarantees or assuming liabilities in an amount equal to or greater than five percent (5%) of the consolidated assets of the Company; Investments in debt securities or in bank instruments are exempt, provided that they are performed according to the policies approved to such effect by the Board of Directors itself;

(iv). - The appointment, election and, if applicable, the removal of the CEO of the Company and his/her full retribution, as well as the policies for the appointment and full retribution of the rest of the Key Executives, provided that such election, removal an decision regarding the full retribution has been approved by the majority of directors appointed by the Mexican investment;

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(v). - The policies for granting loans or any type of credits or guarantees to related persons;

(vi). - Waivers for Directors or Key Executives, or persons with decision making power to seize business opportunities for themselves or to the benefit of third parties, which correspond to the Company or the legal entities it controls, or over which it has a considerable influence. Waivers for transactions which amount is smaller than the one mentioned in item (iii) above, may be delegated to the Audit and Corporate Practices Committee;

(vii). - Guidelines on internal control and internal audit matters of the Company and of the legal entities it controls;

(viii). - The accounting policies of the Company, in accordance with the accounting principles required by the National Banking and Securities Commission by means of general provisions.;

(ix). - The financial statements of the Company; and

(x). - Hiring the legal entity that shall provide the external audit services and, if applicable, additional or supplementary services to external auditing.

When the determinations of the Board of Directors are not in accordance with the opinions provided by the corresponding Committee, said Committee shall instruct the Chief Executive Officer to disclose such circumstance to the investing public through the stock exchange on which the Company’s shares or the debt securities representing them are traded, in accordance with the terms and conditions established by said stock exchange in its internal regulations.

(d). - Submit to the General Shareholders’ Meeting held due to closing of the fiscal year:

(i). - The reports mentioned in Article 43 of the Securities Market Act;

(ii). - The report prepared by the CEO, as provided in Article 44, fraction XI of the Securities Market Act, together with the opinion from the External Auditor;

(iii). - The opinion of the Board of Directors on the contents of the CEO’s report mentioned in the previous item;

(iv). - The report mentioned in Article 172, item b) of the General Business Corporations Act, containing the main accounting and information policies and criteria followed in the preparation of the financial information;

(v). - The report on the transactions and activities in which it has participated in accordance with the provisions of the Securities Market Law;

(e). - Follow up on the main risks to which the Company and the legal entities it controls are exposed, identified based on the information presented by the Audit and Corporate Practices Committee, the CEO, and the legal entity that provides the external audit services, as well as on the accounting, internal control and internal audit systems, records, archives or information of the former and the latter, which may be performed through the Audit and Corporate Practices Committee;

(f). - Approve the information and communication policies with the shareholders and the market, as well as with the Directors, in order to comply with the provisions of the Securities Market Law.

(g). - Determine the relevant actions for remedying the irregularities that come to its attention and implement the relevant corrective measures.

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(h). - Establish the terms and conditions to which the CEO shall adjust in the performance of his/her powers for acts of ownership;

(i). - To order the Chief Executive Officer to disclose to the public the relevant events of which he/she becomes aware. The foregoing is without prejudice to the obligation of the Chief Executive Officer referred to in Article 44 (forty-four), Section V (five roman) of the Securities Market Law.

(j). - Surveil and demand compliance with the resolutions of the Shareholders’ Meetings, which may be performed through the Audit and Corporate Practices Committee;

(k). - Determine the way in which the votes corresponding to the shares, property of the Company, must be casted in Ordinary, Extraordinary, and Special Shareholders’ Meetings in which the Company is the majority shareholder;

(l). - Without prejudice to the provisions of Article Forty-One of the corporate bylaws, it may establish the rest of the committees or special commissions that it deems necessary for the performance of the transactions of the Company, establishing, if applicable, the powers and obligations of said committees or commissions, determining the number of members that comprise them and the rules that govern their operation. Such committees or commissions shall not have powers which, according to Law or to these bylaws, belong exclusively to the General Shareholders’ Meeting or to the Board of Directors;

(m). - In general, to perform all the acts authorized by these Corporate Bylaws, or that result herefrom.

B). - Powers of the Board of Directors. The Board of Directors is invested, without limitation, with the following powers:

(a). - General power for litigation and collections with all general powers and the special powers that require a special clause according to Law, without any limitation, under the terms of the first paragraph of Article 2,554 of the Civil Code for Mexico City, and its correlated articles of the Civil Codes of the States of Mexico, and the Federal Civil Code; it shall be therefore empowered, without limitation, to file accusations and criminal complaints, and to grant pardon, to establish itself as offended party or assistant in criminal procedures, to withdraw from the actions it files, and writs of amparo; to settle, to submit to arbitration, to propound interrogatories and testify in court, to assign property, to challenge judges, to receive payments, and to perform all other acts expressly determined by Law, among which are, to represent the Company before judicial, administrative, civil or criminal authorities, before labor authorities and courts, and before the Ministry of Foreign Affairs, to execute agreements with the Federal Government, under the terms of fractions one and four of Article 27 of the Constitution. No Director or Chairperson of the Board of Directors of the Company, or the CEO, or the General Manager, shall be empowered to present admissions; therefore, they are prevented from testifying in court in any trial or procedure in which the Company is a part; the aforementioned powers shall correspond exclusively to the attorneys-in-fact of the Company, to whom they have been expressly granted;

(b). - General power for acts of administration and ownership, according to paragraphs two and three of Article 2554 of the Civil Code for Mexico City, and its correlated articles of the Civil Codes of the States of Mexico, and of the Federal Civil Code.

(c). -For acts of administration, with specific powers on labor matters, as provided in Article 2554, paragraphs two and four of the Civil Code for Mexico City, its correlated articles in the valid Civil Codes of the States of Mexico, and in the Federal Civil Code, and according to Articles 11, 692, fractions II and III, 786, 876, and other related articles of the Federal Labor Law, in order therefor to appear in its capacity as administrator, and therefore, as legal representative of the Company before all labor authorities, related to Article 523 of the Federal Labor Law, as well as before the Institute of the National Housing Fund for Workers, the Mexican Institute of Social Security, and the National Fund for Workers’ Consumption, in all

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matters related to these institutions, and other public bodies, being able to take all legal actions that correspond to the Company, with all general powers and special powers that require a special clause, according to Law, authorizing them to bind the Company in conciliation, as well as to manage the labor relations of the Company on behalf thereof;

(d). - To subscribe, grant and endorse all types of credit instruments, provided that it is done to comply with the corporate purpose of the Company, as provided in Article 9 of the General Negotiable Instruments and Credit Transactions Law;

(e). - To open and close bank accounts on behalf of the Company, as well as to make deposits, and draw against them, and to appoint persons to draw against them;

(f). - Power to grant and delegate general and special powers, to revoke them and replace them, all or in part, according to the powers invested thereon, expressly including the power for the persons to which it grants such powers, in turn, to grant, delegate, replace or revoke them, all or in part, to third parties.

ARTICLE THIRTY-SIX. - BIS - Special Voting Provisions and Corporate Governance Matters.

(A) Special Voting Provision. Notwithstanding any provision to the contrary in these bylaws, (i) any acquisition, in a single transaction or series of transactions, of 2.5% (two point five percent) or more of the outstanding shares of the Company by a competitor, including cases where the competitor already owns shares representing 2.5% (two point five percent) or more of the total shares, (ii) any matter referred to in Article 47 of the Securities Market Law, and (iii) any meetings (whether Ordinary, Extraordinary or Special) of Shareholders in which it is intended to discuss matters that may affect the rights of Foreign Shareholders, must be approved in any case by (a) in the first place, the favorable vote of two thirds of the members of the Board of Directors of the Company (including within that favorable vote the majority of the Directors appointed by the Mexican investment), which once approved must be submitted to the consideration of the General Shareholders’ Meeting of the Company (in the understanding that regarding the previous item (i), only one approval shall be required by the Board of Directors, regarding each potential acquisition, which meets the requirements of Article Seven hereof, with the voting quorum required in this Article, regarding said potential acquisition); and (b) the shareholders of the Company, with the favorable vote of at least two thirds of the total outstanding shares of the Company, provided that they have the favorable vote of the majority of the shares subscribed and paid by shareholders who are Mexican investors, either in an Ordinary or Extraordinary Shareholders’ Meeting, as applicable, in accordance with applicable law.

(B) Best Corporate Practices. Without limiting or affecting any right or privilege of shareholders under the corporate bylaws o applicable law, the Company shall ensure that its governance abides by best practices, as interpreted by the Board of Directors, considering the context and circumstances periodically and taking as guideline the recommendations and principles contained in this article of the corporate bylaws; provided that, however, the recommendations, practices or principles contained in this article of the corporate bylaws are not mandatory for the Company, the shareholders, directors or officers of the Company or its subsidiaries, and compliance or not with such recommendations, principles or practices shall not affect in any way whatsoever the validity of the agreements of the Company, the shareholders, the Board of Directors or any Committee.

(C) Integration of the Board. The Shareholders’ Meeting, when appointing the Chairperson of the Board of Directors, shall ensure that the positions of Chairperson of the Board and Chief Executive Officer are occupied by different persons.

Before each Shareholders’ Meeting to resolve appointments, the Nominations and Compensations Committee shall ensure reviewing the information available for each candidate, other that the candidates designated by the Mexican investors, and include such information in the one available to shareholders.

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(D) Activities of the Board. In addition to the power of the Board derived from these corporate bylaws and the applicable law, the Board shall (i) review the transactions with related parties with the aim of adequately addressing any conflicts of inters and protect the interests of the Company and its shareholders; and (ii) maintain policies on matters related to governance consistent with applicable law and international best practices, considering the circumstances of the Company from time to time.

The Board may consider establishing specialized work teams or committees to support the Board of Directors regarding compliance with its functions, with the understanding that in the case of committees, the majority of their members must be appointed by Mexican investment.

Within the provisions of these bylaws and the applicable law, the Board shall ensure reviewing the corporate strategy, the relevant action plans, annual budgets and business plans and overseeing major capital investments, acquisitions and divestitures. The Executive Committee of the Company shall be subordinated to the Board of Directors.

(E) Communication with Shareholders. The Board of Directors must establish an internal mechanism for improving the communication between directors and shareholders.

(F) Calls to Shareholders’ Meetings. All calls to Shareholders’ Meetings must include matters clearly identified separately. The Company must make available the information related to each item with reasonable advance and without cost.

(G) Equal Treatment. Subject to the provisions in these corporate bylaws and the applicable laws, The Company must facilitate the exercise of the shareholders’ rights, including the right to vote of their shares. Shareholders must be provided with sufficient information in advance on the date, location and agenda of General Meetings, as well as have available the information on the matters to be addressed in the Meeting.

(H) Registration Rights. Any shareholder, who along with its affiliates or group of people with voting agreements o acting coordinated, prior approval under Article Seven hereof, whether holder of ten percent (10%) or more of the outstanding shares of the Company, shall be entitled to (i) participate in any public offering started by or conducted by the Company, and (ii) request the Company to support the intent of requesting shareholders in the sale of their shares through a public offering.

I. Participation in Public Offers. If at any time, the Company proposes the sale of shares in a public offering, the Company must notify those shareholders holders of ten percent (10%) or more of the outstanding shares of the Company (a “Registered Shareholder”). The Company shall make its best efforts to include in the offer all shares and other securities property of the Registered Shareholders to notify the Company of their intent to participate within fifteen (15) days after the Company receives such notice. The Company must maintain the Registered Shareholder reasonably informs of the offer process.

In case the leading broker of any public offering considers limiting the number of shares that can participate in the public offer, then the securities subject matter of the sale by a Registered Shareholder shall be reduced pro rata. In such case, the Company must notify the Registered Shareholder of any limitation and on the number of shares of the offer that can be included in the offer by the Registered Shareholder.

II. Right to Registration Request. If at any time, the Company receives from a Registered Shareholder a written request in the sense that the Company undertakes a public offer of shares for one or all shares property of the Registered Shareholder, the Company will use its best efforts to carry out such public offering, in order to facilitate or allow the sale of said shares of the Registered Shareholder subject matter of the public offering.

Notwithstanding any contrary provision, the Company shall not be obligated to conduct any public offering process or to file applications for offerings or registration in jurisdictions other than Mexico. The Board of

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Directors shall decide on a case-by-case basis, if the Company participates in a tender offer, or submit applications for tender offers or registration abroad and, if so, the terms under which it should participate.

The Company has the right to postpone any request for registration or offer, once in a twelve-month period, for up to 45 days, if in the opinion in good faith of the Board of Directors, would be detrimental for the Company to start the public offering or registration process.

The Company shall not grant rights of offer or registration with respect to its shares or securities on terms more favorable in any respect to the owners of such securities than those contained in these bylaws or with respect to which there is a conflict with the provisions of the offer or registration request.

ARTICLE THIRTY-SEVEN. - Functions of the Board of Directors. – The Board of Directors shall meet, at least, four (4) times during each fiscal year. The chairperson, the secretary or the assistant secretary of the Board of Directors or of the Audit and Corporate Practices Committee, as well as twenty-five percent (25%) of the Directors of the Company, may call a meeting of the Board of Directors and insert in the Agenda, prior to its delivery, as provided in the next paragraph, the items they deem appropriate.

Calls for meetings of the Board of Directors, in all cases, shall be sent by the chairperson, the secretary, or if applicable, by the assistant secretary, to each of the Directors of the Company, at least five (5) calendar days before the relevant meeting.

Such calls may be sent by e-mail, or, if applicable, by courier to the addresses registered at the Secretariat of the Board of Directors of the Company, as long as the Director has not given the secretary written notice of changes of e-mail address, or address, the calls sent in accordance with the registered information shall take full effect. Calls must contain the time, date, place and, if applicable, a list of the matters to be addressed in the relevant meeting.

The External Auditor of the Company may be called to the meetings of the Board of Directors, with voice, but without voting rights, and he/she must not be present regarding the items of the agenda in which he/she has conflict of interest, or which may compromise his/her independence.

Request the presence of the Key Executives and other persons, including the external auditors, who may provide elements for decision making in the meeting of the Board of Directors;

The Board of Directors shall hold a meeting validly with the presence of the majority of its members provided that, within that majority, at least half of the Directors appointed by Mexican investment are present. Resolutions shall be valid if they are approved by the majority of the attendees, provided that, within that majority, at least half of them are directors appointed by the Mexican investment.

In case of tie, the Chairperson will have casting vote. At each meeting of the Board of Directors, minutes must be drafted, which shall be recorded in the Minute Book of the Meetings of the Board of Directors, and they shall be signed by the persons acting as chairperson and secretary, respectively. Copies or certificates of the minutes of the Meetings of the Board of Directors, and of the General Shareholders’ Meetings, as well as the records contained in the books and legal corporate records and, in general, of any document from the archives of the Company, may be authorized by the Secretary. Either one may appear before a notary public to notarize the aforementioned documents, without prejudice to having it done by any person authorized by the Board of Directors, or by the Shareholders’ Meetings. In general, in the absence of a specific delegate, both the chairperson of the Board of Directors or the secretary shall act as delegates for the execution of the resolutions, and they shall have the representation set forth in Article 148 of the General Business Corporations Act.

ARTICLE THIRTY-EIGHT. - Directors’ Due Diligence. - The members of the Board of Directors, while performing their duties diligently, shall act in good faith and to the best interest of the Company and the legal entities it controls, making reasoned decisions and complying with the other duties provided in the Securities Market Law and these bylaws, to which purpose they may:

(a). - Request information of the Company and the legal entities it controls, which is reasonably necessary for decision making;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(b). - Establish, with the prior opinion from the Audit and Corporate Practices Committee, guidelines that establish the way in which said requests shall be made and, if applicable, the scope of the information requests made by the Directors;

(c). - Request the presence of the Key Executives and other persons, including the external auditors, who may provide elements for decision making in the meeting of the Board of Directors;

(d). - Adjourn the meetings of the Board of Directors when a Director has not been called, or if it was not done on time or, if applicable, because he/she did not receive the information provided to the rest of the Directors. Such adjournment shall be for up to three calendar days, and the Board of Directors may meet without the need for a new call, provided that the deficiency has been cured;

(e). - Discuss and vote, requesting that, if they wish so, only the members and the secretary of the Board of Directors be present;

The members of the Board of Directors, the Key Executives, and the rest of the persons that have representation powers of the Company, shall provide what is necessary to comply with the provisions of the Securities Market Act, following the provisions of Article 3 of said Law.

The information submitted to the Board of Directors of the Company by the Key Executives and other employees, both of the Company itself and of the legal entities that it controls, shall be subscribed and signed by the persons responsible for its contents and preparation.

The members of the Board of Directors and other persons that hold a job, position or commission in any of the legal entities controlled by the Company, or over which it has a significant influence, shall be discrete and shall keep the confidentiality established in applicable Law, when providing information as set forth herein, to the Board of Directors of the Company, regarding the aforementioned legal entities.

The members of the Board of Directors shall neglect their diligence duty, and shall be liable for responsibility, as provided in Article 33 of the Securities Market Act, when they cause asset damage to the Company or to the legal entities that it controls, or over which it has a significant influence, if any of the following assumptions is met:

(a). - If they refrain from attending, except if there is cause in the opinion of the General Shareholders’ Meeting, the meetings of the Board of Directors and, if applicable, of the committees to which they belong, and which due to their absence may not meet legally;

(b). - If they do not disclose to the Board of Directors or, if applicable, to the committees to which they belong, relevant information that they are aware of, and which is necessary for appropriate decision making in said corporate bodies, except if they are legally or contractually bound to keep a secret or confidentiality in such regard;

(c). - If they breach the duties imposed thereon by the Securities Market Act, or the corporate bylaws of the Company.

The responsibility consisting of compensation for damages caused to the Company, or the legal entities it controls, or over which it has significant influence, due to lack of diligence of the members of the Board of Directors of the Company, resulting from the acts they perform, or the decisions they make in the Board of Directors, or those they omit taking, if said corporate body cannot meet legally, shall be joint and several

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

among those at fault for making the decision or causing that the aforementioned corporate body could not meet. Such compensation obligation may not exceed in any case, in one or more times, and for each fiscal year, the amount equivalent to the total of the fees that such persons have received from the Company, or the legal entities it controls, or those over which it has significant influence, in the last twelve months, provided that they are not wrongful or illegal acts, or in bad faith.

The Company shall compensate and hold harmless the members of the Board of Directors, regarding any responsibility they incur before third parties in due compliance of their duties, and shall pay the amount of the compensation for the damages caused by their acts to third parties, to the Company, or the legal entities it controls, or those over which it has a significant influences, except if they are wrongful or illegal acts, or in bad faith.

Additionally, the Company may take to the benefit of the members of the Board of Directors, insurance, surety bonds or guarantees that cover the amount of the compensation for damages caused by their acts to the Company, or the legal entities it controls, or those over which it has significant influence, except if they are wrongful or illegal acts, or in bad faith.

ARTICLE THIRTY-NINE. - Loyalty Duty. - The members and the secretary of the Board of Directors must keep confidentiality with regard to the information and the matters they are aware of by reason of their office in the Company, when said information or matter are not of public domain.

The members and, if applicable, the secretary of the Board of Directors having any conflict of interest in any matter, must refrain from participating and being present in the discussion and voting of said matter, without it affecting the quorum required for installing said Board Meeting.

The Directors will be jointly responsible with those preceding them in office for any irregularities the latter may have incurred if, knowing them, they do not communicate to the Audit and Corporate Practices Committee and the External Auditor, all those irregularities that, during the exercise of their office they are aware of and are related to the Company or the legal entities it controls or on which it has material influence.

The members and secretary of the Board of Directors shall incur in disloyalty before the Company and, consequently, they shall be responsible for damages caused thereto or the legal entities it controls or where it has major influence when, without any legitimate cause, by virtue of their employment, title or commission, they obtain economic benefits for themselves or procure them in favor of third parties, including any given shareholder or group of shareholders.

Likewise, the members of the Board of Directors shall incur in disloyalty before the Company or the legal entities it controls or where it has material influence, being responsible for damages caused thereto or the first, when they perform any of the following behaviors:

(a). - Vote in meetings of the Board of Directors or make decisions related to the patrimony of the Company or legal entities it controls or where it has material influence, with conflict of interest;

(b). - Do not disclose, in matters addressed during the meetings of the Board of Directors or the committees that are part of the Board, the conflicts of interest they have regarding the Company or the legal entities it controls of on which it has material influence. To such effect, the Directors must specify the details of the conflict of interest unless they are legally or contractually obliged to keep secret or confidentiality in such regard;

(c). - Favor, knowingly, any given shareholder or group of shareholders of the Company or the legal entities it controls or on which it has material influence, to the detriment or damage of other shareholders;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(d). - Approve the transactions executed by the Company or the legal entities it controls or on which it has material influence, with related parties, without abiding by or complying with the requirements of the Securities Market Act;

(e). - Benefit for themselves or approve in favor of third parties, the use or enjoyment of the assets part of the patrimony of the Company or the legal entities it controls, in breach of the policies approved by the Board of Directors;

(f). - Make an undue use of relevant information that is not public knowledge, regarding the Company or the legal entities it controls or on which it has material influence;

(g). - Take profit or exploit, for their own benefit or in favor of third parties, without waiver from the Board of Directors, business opportunities that correspond to the Company or the legal entities it controls or on which it has material influence.

For such purpose, it shall be considered, except otherwise proven, that a business opportunity corresponding to the Company or the legal entities it controls or on which it has material influence is taken or exploited when the Director, direct or indirectly, performs activities that:

(a). - Are of the ordinary course of business of the Company or the legal entities it controls or on which it has material influence;

(b). - Imply the execution of a transaction or a business opportunity that originally was addressed to the Company or the legal entities mentioned in the previous paragraph;

(c). - Involve or pretend to involve commercial or business projects to be developed by the Company or the legal entities stated in paragraph (a) above, provided that the Board has had previous knowledge about them.

The provisions of the first paragraph of Article 35 (thirty-five) of the Securities Market Law, as well as in Sections V (five roman) to VII (seven roman) thereof, shall also apply to individuals who exercise power of command (as this term is defined in the Securities Market Law) in the Company.

The members and secretary of the Board of Directors and the persons exercising management power in the Company must refrain from performing any of the behaviors listed below:

(a). - Generate, disseminate, publish or provide information to the public of the Company or legal entities that it controls or in which it has a significant influence, or on the securities of any of them, knowing it is false or induces to error, or ordering any such behavior to be carried out;

(b). - Order or cause the omission of the recording of transactions performed by the Company or the legal entities it controls, as well as altering or ordering the alteration of the records in order to hide their true nature of the transactions undertaken, affecting any concept of the financial statements;

(c). - Hide, omit or cause to hide or omit the disclosure of relevant information that in terms of the Securities Market Law must be disclosed to the public, shareholders or security holders, except when the same regulations foresee the possibility of deferral;

(d). - Order or accept that false data are entered in the accounting of the Company or the legal entities it controls. It will be assumed, except proven otherwise, that the data included in the accounting are false when the authorities, in excising their powers, require information related to accounting records and the Company or legal entities it controls do not have it, and the information supporting the accounting records cannot be accredited;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(e). - Destroy, amend or order the destruction or amendment, total or partial, of accounting systems or records or the documentation giving rise to accounting entries of the Company or the legal entities it controls, prior to the expiration of the preservation legal terms and with the purpose of hiding their recording or evidence;

(f). - Destroy or order the destruction, total or partial, of information, documents or files, even in electronic format, with the purpose of preventing or obstructing the supervisory acts of the Commission;

(g). - Destroy or order the destruction total or partial, of information, documents or files, even in electronic format, with the purpose of manipulating or hiding data or information concerning the Company to those having a legal interest to know them;

(h). - Present to the Commission false or altered documentary information, in order to hide the true content or context;

(i). - Alter active or passive accounts or the conditions of the agreements, maker or order to have inexistent transactions or expenses recorded, exaggerate the real ones or intentionally perform any act or operation that it is illegal or prohibited by law, causing in any of such assumptions a loss or damage to the patrimony of the Company in fault or the legal entities controlled thereby, to his own economic benefit, either directly or through a third party.

The responsibility consisting in indemnifying for damages caused due to the acts, facts or omissions, referred to in articles 34 (thirty-four), 35 (thirty-five) and 36 (thirty-six) of the Securities Market Law, shall be jointly shared among those guilty who have adopted the decision and shall be enforceable as a consequence of damages caused. The relevant indemnity must cover damages caused to the Company or legal entities it controls or on which it has a material influence and, in any case, those guilty with the removed from their office.

ARTICLE FORTY. - Actions of Responsibility. - The responsibility derived from the acts referred to in the previous articles shall be exclusively in favor of the Company or the legal entity it controls or on which it has material influence, which suffers the patrimonial damage and will be governed by the provisions of Articles 38 (thirty-eight), 39 (thirty-nine), 40 (forty) and other applicable articles of the Securities Market Law and other applicable provisions.

ARTICLE FORTY-ONE. - Resolutions taken outside a Board of Directors’ Meeting. - The Board of Directors, without need of holding a meeting, may adopt resolutions by unanimous votes of the number of Directors equal to the number of regular directors appointed in the last General Ordinary Shareholders’ Meeting, who may be directors or alternates, provided such resolutions are confirmed in writing by all the Directors that have participated thereat. The text of such resolutions will be entered in the relevant minutes book, with the signature of the Secretary of the Board of Directors.

ARTICLE FORTY-TWO. - Committees. - The Board of Directors, for the performance of the functions that are assigned thereto by these bylaws and the Securities Market Act, shall have the support of one or more committees that are created for such purpose. Without prejudice to the power of the Board of Directors or the General Ordinary Shareholders’ Meeting to create other operating committees, the Board of Directors shall have an executive committee, and audit and corporate practices committee, and a nominations and compensations committee, provided that the majority of the members of any of said committees must be appointed by the majority of the shareholders or directors who are Mexican investors or are appointed by the Mexican investment provided that the majority of the members of any of said committees must be appointed by the majority of the shareholders or directors who are Mexican investors or are appointed by the Mexican investment.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

ARTICLE FORTY-THREE. - Executive Committee. - The Board of Directors must appoint annually among its members those members to be part of the Executive Committee, which shall have the powers determined by the Board of Directors periodically, and the following organization and operations rules.

The Executive Committee shall be comprised by the members determined by the Board of Directors upon proposal of its members, provided that such proposal is made by at least a majority of the members of the Board of Directors designated by the Mexican investment.

The Executive Committee shall operate as a collegiate body. The Board of Directors or the Executive Committee itself shall establish the schedule for the Meetings and, notwithstanding, it must meet at any other time upon request of the Board of Directors or the chairperson of the Executive Committee. The calls to meetings of the Executive Committee shall be signed by the chairperson and will be sent with at least five (5) calendar days in advance, to the address of the members of the Executive Committee or such place where the members themselves state in writing, or sent personally, or e-mail or any other means that ensures it is received by the addressee.

Minutes will be drafted for each meeting of the Executive Committee including the name of the attendees, the relevant discussions, the way in which the votes were issued, and the resolutions taken. Minutes will be drafted and signed by the chairperson of the Committee. The resolutions of the Executive Committee must be notified to the Board of Directors with the frequency it states.

For the meetings of the Executive Committee to be valid, at least the majority of its members must be present, either directors or alternates, and the decisions will be taken by majority of votes of the members present; in case of a tie, the chairperson of the Executive Committee shall have casting vote. The Executive Committee, without need of holding a meeting, may adopt resolutions by unanimous vote of the number of members equal to the directors appointed, who could be themselves or their alternates, provided that such resolutions are confirmed in writing and minutes are signed by all the members.

Only in the event that the Chairman of the Executive Committee is appointed by the majority of the members of the Board of Directors designated by Mexican investment (without the involvement of any other body of the Company), the Chairperson of the Executive Committee may carry out, among other, the management, direction and execution functions of the businesses of the Company and the legal entities that it controls, as well as the management, direction and execution of the business objectives of the Company. For these purposes and in such case, the Chairperson of the Executive Committee shall have the powers and limitations granted to the Chief Executive Officer stated in Article 45 below.

ARTICLE FORTY-FOUR. - Audit and Corporate Practices Committee. - The Board of Directors must designate every year among its members the ones that will comprise the body in charge of the Audit and Corporate Practices matters under the terms of the Securities Market Act that, in the Company will be consolidated in to one Audit and Corporate Practices Committee, which shall have the following powers and organization and operation rules:

A) Powers.

I. - Regarding Corporate Practices:

(a). - Provide an opinion to the Board of Directors regarding the matters that are relative thereto under the Securities Market Act and these bylaws;

(b). - Request the opinion from independent experts when it deems convenient, for the adequate performance of its functions or when, pursuant to the Securities Market Law or general provisions, it is required;

(c). - Call General Shareholders’ Meetings and include in the Agenda for such meetings the items deemed convenient;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(d). - Support the Board of Directors in preparing the reports referred to in Article 28, section IV, paragraphs d) and e) of the Securities Market Act;

(e). - Present recommendations to the Nominations and Compensations Committee regarding the removal of the members of the Board of Directors of the Company and its subsidiaries, as well as officers thereof due to violations to the provisions of these corporate bylaws or any legal ordinance applicable to the Company;

(f). - Any other applicable provisions set forth in the Securities Market Act or foreseen in these Corporate Bylaws, according to the functions assigned thereto by this legal ordinance;

II. - In Audit matters:

(a). - Provide an opinion to the Board of Directors regarding the matters that relate thereto under these Bylaws;

(b). - Evaluate the performance of the legal entity providing the External Audit services, as well as analyzing the report, opinions, and other reports prepared and signed by the External Auditor. For such purpose, the Committee may require the presence of such Auditor when it deems convenient, without prejudice that the Committee must meet with the Auditor at least once every year;

(c). - Discuss the financial statements of the Company with the persons responsible of their preparation and review, and based on such information recommend or not its approval to the Board of Directors;

(d). - Inform the Board of Directors on the status of the internal control system and the internal audit of the Company or the legal entities it controls, including any irregularities detected, if any;

(e). - Prepare the opinion referred to in Article 28, section IV, paragraph c) of the Securities Market Act, and submit it to the consideration of the Board of Directors for its further presentation to the general shareholders’ meeting, getting the support, among other elements, from the opinion of the External Auditor. Such opinion must state, at least, the following:

I. - If the accounting and information policies and criteria followed by the Company are adequate and sufficient, taking into consideration its specific circumstances;

II. - If said policies and criteria have been consistently applied in the information presented by the Chief Executive Officer;

III. - If as a consequence of numbers I and II above, the information presented by the Chief Executive Officer reasonably reflects the financial situation and the income of the Company;

(f). - Support the Board of Directors in the preparation of the reports referred to in Article 28, section IV, paragraph d) and e) of the Securities Market Act;

(g). - Supervise that the transactions referred to in Articles 28, section III and 47 of the Securities Market Act are carried out in compliance with the provisions included therein, as well as the policies derived therefrom;

(h). - Request the opinion from independent experts in the cases it deems convenient, for the adequate performance of its functions, or when required by the provisions of the Securities Market Law or other general provisions;

(i). - Require from the Relevant Officers or other employees of the Company or the legal entities it controls, reports regarding the preparation of the financial information and any other it deems necessary for the exercise of its functions;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(j). - Investigate any possible non-compliance it is aware of, in the operations, guidelines, and policies of operation, internal control system and internal audit, as well as accounting records, either of the Company or the legal entities it controls, for which it must examine the documentation, records and other verification evidences in the degree and extension it is necessary to carry out such supervision;

(k). - Receive observations made by shareholders, Directors, Relevant Officers, employees and, in general, any third party, regarding the matters referred to in the previous item, as well as perform any actions it deems relevant regarding such observations;

(l). - Request periodic meeting with the Relevant Officers, as well as the delivery of any type of information related to internal control and internal audit of the Company or the legal entities it controls;

(m). - Inform the Board of Directors of any nature irregularities detected due to the exercise of its functions and, if appropriate, of the corrective actions adopted or propose to be applied;

(n). - Call General Shareholders’ Meetings and request to have inserted in the Agenda of such Meetings the items they deem convenient;

(o). - Supervise that the Chief Executive Officer complies with the agreements of the General Shareholders’ Meetings and the meetings of the Board of Directors of the Company, according to the instructions that, if any, are given by said Meeting or the Board of Directors;

(p). - Supervise that there are mechanisms and internal controls that allow verifying that the acts and transactions of the Company and of the legal entities it controls, abide by the applicable regulations, and implement methodologies that allow reviewing compliance with the above;

(q). - Any other established by these Bylaws and the Securities Market Law, according to the functions assigned by these bylaws.

B) - Organization and Operation.

The Audit and Corporate Practices Committee will be made up by, at least, three (3) members determined by the Board of Directors upon suggestion of the chairperson of said body, who must exclusively be independent Directors. The majority of its members shall be appointed by Directors appointed by Mexican investors (outside of the Board of Directors meeting).

When for any reason the minimum number of members of the Audit and Corporate Practices Committee is not complete and the Board of Directors had not appointed interim Directors as set forth in Article 30 of the corporate bylaws, any shareholder may request the Chairperson of the Board of Directors to call within three calendar days, a General Shareholders’ Meeting so that it carries out the relevant appointment. If the call is not made within the term stated, any shareholder may appear before the judicial authority of the address of the Company, for it to make the call. Should the Meeting not be held or if held it does not make the appointment, the judicial authority of the address of the Company, upon request and at the proposal of any shareholder, shall appoint the Directors that are necessary, who will hold office until the General Shareholders’ Meeting makes the final appointment.

The chairperson of the Audit and Corporate Practices Committee respectively, shall be appointed and/or removed from office solely by the General Shareholders’ Meeting. Said chairperson may not preside the Board of Directors and must be chosen based on his/her experience, recognized capacity and professional prestige. Likewise, he/she must prepare and annual report on the activities corresponding to such Committee and present it to the Board of Directors. Such report shall include, at least, the aspects stated in fraction I and II of Article 43 of the Securities Market Act regarding corporate practices and audit, respectively.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

In order to prepare the report referred to herein: as well as the opinions set forth by article 42 (forty-two) of the Securities Market Law, the Audit and Corporate Practices Committee must listen to the Relevant Officers; in case of a difference in opinion from the latter, such differences will be included in the reports and opinions.

The Audit and Corporate Practices Committee shall operate as a collegiate body. The Audit and Corporate Practices Committee shall not perform any administration activities or those reserved by law or by the Corporate Bylaws to the Shareholders’ Meeting or the Board of Directors. The powers of the Audit and Corporate Practices Committee may not be delegated to any individual. However, the Committee may designate a person to execute specific acts.

The Audit and Corporate Practices Committee shall fix the schedule for its meetings and, notwithstanding the above, shall meet at any other time upon request of the Board of Directors, its chair, or the chairperson of the Audit and Corporate Practices Committee. The calls for the meetings of the Audit and Corporate Practices Committee shall be signed by the chairperson and shall be sent at least five calendar days in advance to the address of the members of the Audit and Corporate Practices Committee or the place where such members indicate in writing, or send personally, or by email or any other means ensuring the addressee will receive it.

Minutes shall be drafted for each meeting of the Audit and Corporate Practices Committee indicating the name of the attendees, the corresponding discussions, the way in which the vote was exercised, and the resolutions taken. Minutes will be drafted and signed by the chairperson of the Committee. The resolutions of the Audit and Corporate Practices Committee shall be notified to the Board of Directors with the frequency it indicates.

For the meetings of the Audit and Corporate Practices Committee to be valid, at least the majority of its members must be present which shall include the majority of members appointed by the Directors designated by Mexican investment), whether regular or alternate, and the decisions shall be taken by the majority of votes of the members present; in case of a tie, the chairperson of the Audit and Corporate Practices Committee shall have casting vote. The Audit and Corporate Practices Committee, without need of holding a meeting, may adopt the resolutions by unanimous votes of the number of members equal to the number of regular members appointed, whether they are members of alternates, provided such resolutions are confirmed in writing and the minutes are signed by all its members.

ARTICLE FORTY-FIVE. - Nominations and Compensations Committee. - The Board of Directors must designate every year among its members those to be part of the Nominations and Compensations Committee, which shall have the following powers and organization and operation rules. The majority of its members shall be Directors appointed directly by shareholders representing Mexican investment (without the involvement of any other corporate body).

A) Powers.

(a). - Propose to the Shareholders’ Meeting of the Company, a list of names of the persons who, at its discretion, prior interview, if needed, made by the Committee, should be part of the Board of Directors of the Company, provided that such Directors are not Directors who constitute the majority of the Board of Directors, who must be appointed by shareholders qualifying as Mexican investors, previously and in writing, by at least the majority of Mexican investment, considering the Directors appointed by any block representing 10% or more of the outstanding shares and the Directors appointed by the Strategic Partner;

(b). - Propose the Shareholders’ Meeting or the Board of Directors, as applicable, the remunerations that will correspond both to the members of the Board of Directors and the Committees of the Company, as well as the members of the Board of Directors and Statutory Auditor of its subsidiaries;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(c). - Having heard the opinion or based on the proposal of the Audit and Corporate Practices Committee, present to the consideration of the Shareholders’ Meeting of the Company, the removal of the members of the Board of Directors of the Company, as well as officers thereof, excluding those Directors who have been appointed by the majority of shareholders qualifying as Mexican investors;

(d). - Present to the Board of Directors and the Shareholders’ Meeting, a report regarding its activities, at least every year, or when requested, or when, at its own discretion, it should be provided to the Board of Directors and the Shareholders’ Meeting; and

(e). - Any other corresponding thereto according to these corporate bylaws and those assigned by the Board of Directors;

B) - Organization and Operation.

The Nominations and Compensations Committee shall be comprised of at least three (3) and maximum seven (7) members determined by the Board of Directors, excluding the majority of the members who must be appointed by shareholders qualifying as Mexican investment. The Nominations and Compensations Committee shall operate as a collegiate body. The Board of Directors or the Executive Committee itself shall establish the schedule for the meetings and, notwithstanding, it must meet at any other time upon request of the Board of Directors or the chairperson of the Nominations and Compensations Committee. The calls to meetings of the Nominations and Compensations Committee shall be signed by the chairperson and will be sent with at least five calendar days in advance, to the address of the members of the Nominations and Compensations Committee or such place where the members themselves state in writing, or send personally, or by e-mail or any other means that ensures it is received by the addressee.

Minutes shall be drafted for each meeting of the Nominations and Compensations Committee indicating the name of the attendees, the corresponding discussions, the way in which the vote was exercised, and the resolutions taken. Minutes will be drafted and signed by the chairperson of the Committee. The resolutions of the Nominations and Compensations Committee shall be notified to the Board of Directors with the frequency it indicates.

For the meetings of the Nominations and Compensations Committee to be valid, at least the majority of its members must be present, whether regular or alternate, among whom there must be a majority of members appointed by Mexican investment, and the decisions shall be taken by the majority of votes of the members present, provided that the majority of members appointed by Mexican investment have approved the decision in question; in case of a tie, the chairperson of the Nominations and Compensations Committee shall have casting vote. The Nominations and Compensations Committee, without need of holding a meeting, may adopt the resolutions by unanimous votes of the number of members equal to the number of regular members appointed, whether they are members of alternates, provided such resolutions are confirmed in writing and the minutes are signed by all its members.

The Chairperson of the Nomination and Compensation Committee shall be appointed by the majority of the members of the Company’s Board of Directors who have been appointed by Mexican investment (without the involvement of any other corporate body).

ARTICLE FORTY-SIX. - Chief Executive Officer. - the functions of the management, direction and execution of the business of the Company and the legal entities it controls, shall be the responsibility of the Chief Executive Officer, as established in this article, abiding by the strategies, policies and guidelines approve by the Board of Directors.

The Chief Executive Officer, shall be appointed from among the members of the Board of Directors who have been appointed by Mexican investment.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

For the performance of his/her duties, the CEO, shall have the broadest powers to represent the Company in acts of administration and litigation and collections, including special powers that according to law require special clause. Pursuant to Article 28 (twenty-eight), Section VIII (eight roman) of the Mexican Securities Market Law, the Chief Executive Officer will require the authorization from the Board of Directors to exercise any act of ownership, contract indebtedness on behalf of the Company, or execute transactions outside the ordinary course of business on behalf of the Company.

The Chief Executive Officer, without prejudice of that stated above, must:

(a). - Submit for approval of the Board of Directors, the business strategies of the company and legal entities it controls, based on the information that the latter provide;

(b). - Comply with the agreements of the Shareholders’ Meetings and the Board of Directors, according to the instructions that, as appropriate, provides the Meeting or the Board of Directors; -

(c). - Propose to the Audit and Corporate Practices Committee the guidelines of the internal control and internal audit system of the Company and the legal entities it controls, as well as execute the guidelines approved for such purpose by the Board of Directors;

(d). - Subscribe the information relevant to the Company, along with the Relevant Officers in charge of their preparation, in the area of their competence;

(e). - Disseminate relevant information and events that must be disclosed to the public, abiding by the provisions of the Securities Market Act;

(f). - Complies with the provisions regarding the execution of transactions for the purchase or placement of shares of the Company;

(g). - Exercise, by himself/herself or through the empowered delegate, in the area of competence or by instruction of the Board of Directors, any corrective and responsibility actions that may be deemed convenient;

(h). - Verify that the capital contributions made by the partners are realized, if any;

(i). - Comply with all legal and statutory requirements established with regard to dividends to be paid to shareholders;

(j). - Ensure that the accounting, recording, filing and information systems of the Company are kept;

(k). - Prepare and present to the Board of Directors the report referred to in Article 172 of the General Business Corporations Act, except for that stated in paragraph (b) of such legal precept;

(l). - Establish internal mechanism and controls that allow verifying that the acts and transactions of the Company and the legal entities it controls, have observed all applicable regulations, as well as following up the results of those internal mechanisms and controls and take the steps that are necessary, as applicable.

(m). - Exercise the responsibility actions, against related persons or third parties that presumably have caused damage to the Company or the legal entities it controls, or where it has material influence, except for the determination of the Board of Directors and prior opinion of the Audit and Corporate Practices Committee, the damage caused is not relevant;

(n). - Any other established by the law or foreseen in the corporate bylaws.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

The Chief Executive Officer, for the exercise of his/her functions and activities, as well as for the due compliance of the obligations that these or other laws established, will be supported by the Relevant Officers appointed for such effect and any other employee of the Company or the legal entities it controls.

The Chief Executive Officer, and the other Relevant Officers shall respond for any damages arising from their functions.

Additionally, the Chief Executive Officer in the management, conduct and execution of the Company’s business, must provide the necessary measures so that the legal entities controlled by the Company comply with the provisions of Article 31 (thirty-one) of the Securities Market Law.

The reports related to the financial statements and information on financial, administrative, economic and legal matters referred to in Article 104 (one hundred and four) of the Securities Market Law, must be signed, at least, by the Chief Executive Officer and other Relevant Officers who are heads of the financial and legal areas or their equivalents, within the scope of their respective competencies. Likewise, this information must be submitted to the Board of Directors for its consideration and, if applicable, approval, together with supporting documentation.

The Chief Executive Officer and the other Relevant Officers shall be subject to the provisions of Article 29 (twenty-nine) of the Securities Market Law, in their respective competencies, for which reason they shall be liable for the damages and losses derived from the functions that correspond to them. Likewise, the exclusions and limitations of liability referred to in Articles 33 (thirty-three) and 40 (forty) of the Securities Market Law will be applicable to them, as applicable.

In addition, the Chief Executive Officer and the other Relevant Officers shall be liable for damages caused to the Company or legal entities controlled by it:

(a). - Lack of timely and diligent attention, for causes that are imputable thereto, of the requests for information and documentation that in their area of competence are required by the directors of the Company;

(b). - The presentation or disclosure, knowingly, or false information or misrepresentations;

(c). The occurrence of any of the conducts set forth in articles 35 (thirty-five), sections III (three Roman) and IV (four Roman) to VII (seven Roman) and 36 (thirty-six) of the Securities Market Law, being applicable the provisions of articles 37 (thirty-seven) to 39 (thirty-nine) of the aforementioned legal ordinance.

CHAPTER FIVE

SURVEILLANCE OF THE COMPANY

ARTICLE FORTY-SEVEN. - Surveillance. - The surveillance of the management, direction and execution of the business of the Company and the legal entities it controls, considering the relevance the latter may have in the financial, administrative and legal situation of the Company, shall be entrusted to the Board of Directors, and the Audit and Corporate Practices Committee, as well as the legal entities that performs the external audit of the Company, each in the area of their corresponding competences, as provided by the Securities Market Law.

CHAPTER SIX

FISCAL YEARS AND APPLICATION OF INCOME

ARTICLE FORTY-EIGHT. - Fiscal Year. - The fiscal year shall be of twelve (12) months; it shall start on January 1 and will end on the last day of December of the same year.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

ARTICLE FORTY-NINE. - Application of Profit. - Net profits calculated in the financial statements duly approved by the general shareholders’ meeting, once having deducted any concept that according to Law must be deducted or segregated, shall be applied as follows:

(a). - Every year, a minimum of five percent (5%) shall be separated to make up the legal reserve fund, until it reaches at least twenty percent (20%) of the capital stock;

(b). - Likewise, the amount necessary to build the necessary or convenient reserve funds will be deducted; and

(c). - The remaining profits if any, may be distributed among the shareholders pro rata of the participation in the capital stock or applied in the amounts, terms and dates that for such purpose determines the Ordinary Shareholders’ Meeting, provided that the Company maintains a ratio of cash and cash equivalence-income above the amount determined by the General Ordinary Shareholders’ Meeting.

CHAPTER SEVEN

DISSOLUTION AND LIQUIDATION

ARTICLE FIFTY. - Dissolution. - The Company shall be dissolved in the cases established in Article 229 of the General Business Corporations Act.

ARTICLE FIFTY-ONE. - Liquidation. - Liquidation of the Company shall take place according to Chapter XI of the General Business Corporations Act.

ARTICLE FIFTY-TWO. - Appointment of Liquidators. - Once the Company is dissolved, the General Shareholders’ Meeting will appoint by majority of votes one or more liquidators, establishing the remuneration he/she shall earn.

ARTICLE FIFTY-THREE. - Meetings for Liquidation. - During the liquidation period, the General Shareholders’ Meeting shall be called and held as foreseen in these corporate bylaws. Liquidators shall have the same powers and obligations that in the normal course of business of the Company, corresponding to the Board of Directors, with special requirements derived from the liquidation status.

ARTICLE FIFTY-FOUR. - Registration of Liquidators. - While the appointment of liquidators has not been recorded in the Public Registry of Commerce and they have not taken office, the Board of Directors and the Chief Executive Officer of the Company, shall continue performing their office, but may not start new operations after having been approved by the General Shareholders’ Meeting the resolution for the dissolution of the Company or that the existence of the legal cause therefor has been proven.

CHAPTER EIGHT

APPLICABLE LAWS AND CONSTRUCTION, COMPETENT COURTS

ARTICLE FIFTY-FIVE. - Applicable Laws and Competence Courts. - Any construction related to the provisions in these corporate bylaws shall be made according to applicable laws in Mexico including the provisions of the Securities Market Act, the general provisions issued by the National Banking and Securities Commission, the General Law of Commercial Companies and the other sources referred to in Article 5 (five) of the Securities Market Law and for the case of interpretation or dispute thereof, the courts of the corporate address of the Company shall be competent.

ARTICLE FIFTY-SIX. - Terms. - Except as otherwise required, or if there is an express definition in these bylaws, the terms used herein must be interpreted according to the terms defined in applicable laws”.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

I THE NOTARY CERTIFY:

I. - That in my opinion, the appearing party has the legal capacity to execute this act and that I made sure of her identity according to the list I attach to the appendix of this deed under letter “A”.

II. - That the appearing party accredited her capacity as attorney in fact of “GRUPO AEROMÉXICO”, SOCIEDAD ANÓNIMA BURSÁTIL DE CAPITAL VARIABLE, which have not been revoked or modified in any way whatsoever, certification that I attach to the appendix of this deed under letter “B”.

III. - That the appearing party accredited that “GRUPO AEROMÉXICO”, SOCIEDAD ANÓNIMA BURSÁTIL DE CAPITAL VARIABLE, is registered in the National Foreign Investment Register, document that I attach to the appendix of this deed under letter “C”.

IV. - That the appearing party declares, based on her general data, to be:

Mexican, born in this City, on June 5, 1988, married, with address at Avenida Paseo de la Reforma 243 piso 25, Colonia Cuautémoc, código postal 06500, lawyer.

V. - That I warned the appearing party of the penalties incurred by those who falsely declare before a notary.

VI. - That I have at sight documents cited in this deed.

VII. - That upon request of the appearing party, whom I personally served, I read and explained this deed; once I inform her about the right she has to read it personally, representing the granting party her agreement and full understanding and she signed on September 14, 2022, same time when I authorize it.

I attest.

Signature of Ms. Cristina Toledo Guerrero.

G. Ortiz.	Scrawl.

The authorizing stamp.

THE COMPLEMENTARY NOTES SHALL BE INCLUDED IN SEPARATE SHEETS ATTACHED TO THE APPENDIX OF THIS INSTRUMENT.

GONZALO M. ORTIZ BLANCO, HOLDER OF NOTARY NUMBER 98 OF THIS CITY, I ISSUE FIRST NOTARIAL TRANSCRIPT, FIRST IN ITS ORDER, FOR EVIDENCE OF “GRUPO AEROMÉXICO”, SOCIEDAD ANÓNIMA BURSÁTIL DE CAPITAL VARIABLE, IN EIGHTY-ONE PAGES.

MEXICO CITY, ON SEPTEMBER 15, 2022.

I ATTEST.

FJRM/klm.